                  ==========================================

                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                         DYCKERHOFF AKTIENGESELLSCHAFT

                            LEVEL ACQUISITION CORP.

                                      AND

                          LONE STAR INDUSTRIES, INC.

                         Dated as of September 2, 1999


                  ==========================================

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

          THIS IS AN AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 2, 1999 (the "Agreement Date") among Dyckerhoff Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany ("Parent"), Level Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), and Lone Star Industries, Inc., a Delaware corporation (the "Company").

                                  Background
                                  ----------

          WHEREAS, the Board of Directors of the Company has determined that it is fair to, advisable and in the best interests of the Company and the shareholders of the Company to enter into and consummate this Agreement with Purchaser, providing for the merger of Purchaser with and into the Company, with the Company as the Surviving Corporation (provided that, at the election of
                                          -------- ----
Parent, the Company shall merge with and into Purchaser, with the Purchaser as the Surviving Corporation) (in either case, the "Merger"), in accordance with the Delaware General Corporation Law (the "DGCL") and the other transactions contemplated hereby, upon the terms and subject to the conditions set forth herein;

          WHEREAS, the Board of Directors of Purchaser has approved the Merger of Purchaser with and into the Company and such other transactions in accordance with the DGCL upon the terms and subject to the conditions set forth herein;

          WHEREAS, the Company and Purchaser have agreed that, upon the terms and subject to the conditions contained herein, Purchaser shall commence an offer (as amended or supplemented in accordance with this Agreement, the "Offer") to purchase for cash (i) all of the issued and outstanding shares of common stock, par value $1.00 per share (referred to herein as either the "Shares" or "Company Common Stock"), of the Company together with the attached Rights (as defined herein), at a price per share of $50.00, net to the seller in cash (the "Share Price") and (ii) all of the outstanding Common Stock Purchase Warrants (the "Warrants") issued pursuant to the Warrant Agreement dated as of April 13, 1994 between the Company and Chemical Bank, as Warrant Agent (the "Warrant Agreement"), for $81.25 per Warrant, net to the seller in cash (the "Warrant Price") (the Common Stock (and attached Rights (as defined herein)) and the Warrants being collectively referred to as the "Securities").

          WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for each Security in the Offer and the Merger is fair to the holders of such Security and has resolved to recommend that the holders of such Securities tender their Securities pursuant to the Offer and approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth herein;

          WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger;

          WHEREAS, simultaneously with the execution and delivery of this Agreement and in order to induce Parent and Purchaser to enter into this Agreement, and certain stockholders of the Company ("Certain Stockholders"), have executed and delivered to Parent and Purchaser an agreement (the "Tender Agreement") pursuant to which the Certain Stockholders have agreed to take specified actions in furtherance of the transactions contemplated by this Agreement, including tendering their Securities into the Offer;

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER

     Section  1.1  The Offer.
                   ---------

          (a) Subject to the provisions of this Agreement, and provided that
                                                               -------- ----
this Agreement shall not have been terminated in accordance with Section 8.1 and so long as none of the events or circumstances set forth in Annex A hereto shall have occurred or be existing, not later than the fifth business day from the date of public announcement of the execution of this Agreement, Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer at (i) a price of $50.00 per Share net to the seller in cash and (ii) a price of $81.25 per Warrant net to the seller in cash. The obligation of Purchaser to consummate the Offer, to accept for payment and to pay for any Securities tendered pursuant to the Offer shall be subject to those conditions set forth in Annex A and the other conditions to the Offer set forth in this Agreement. Purchaser expressly reserves the right, in its sole discretion, to waive any such condition provided
                                                                        --------
that, without the consent of the Company, Parent or Purchaser shall not waive
----
the Minimum Condition (as defined in Annex A). The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rule 14d-1(c)(6) under the Exchange Act).

          (b) Purchaser expressly reserves the right, in its sole discretion, to modify and make changes to the terms and conditions of the Offer, provided that
                                                                  -------- ----
without the prior consent of the Company, no modification or change may be made which (i) decreases the consideration payable in the Offer, (ii) changes the form of consideration payable in the Offer (other than by adding consideration),
(iii) changes the Minimum Condition, (iv) decreases the maximum number of Securities sought pursuant to the Offer, (v) adversely changes the conditions to the Offer, (vi) imposes additional conditions to the Offer (other than in respect of any consideration which is payable in addition to the Share Price and Warrant Price), or (vii) except as provided in the next sentence, extend the Offer. Notwithstanding the foregoing, Purchaser may (but shall not be required under this Agreement or otherwise to), without the consent of the Company, (i) extend the Offer on one or more occasions for such period as may be determined by Purchaser in its sole discretion (each such extension period not to exceed 10 business days at a time), if at the then scheduled expiration date of the Offer any of the conditions to Purchaser's obligations to accept for payment and pay for Securities shall not be satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer, (iii) extend the Offer on one or more occasions for an aggregate period of not more than five business days if the Minimum Condition has been satisfied but less than 90% of the Fully Diluted Shares have been validly tendered and not properly withdrawn, and (iv) extend the Offer for any reason on one or more occasions for an aggregate period of not more than 10 business days beyond the latest expiration date that would otherwise be permitted under clause (i), (ii) or (iii) of this sentence, notwithstanding the prior satisfaction of the conditions to the Offer set forth on Annex A. Without limiting the right of Purchaser to extend the Offer pursuant
   -------
to the immediately preceding sentence, in the event that the condition set forth in paragraph (d) of Annex A with respect to the HSR Act (as defined herein) or with respect to an action or proceeding by a Governmental Entity that shall not have been satisfied or waived at the scheduled or any extended expiration date of the Offer (and such condition is the sole remaining condition to be satisfied or waived if the Offer were to be consummated on that date), at the request of the Company, Purchaser shall, and Parent shall cause Purchaser to, extend the expiration date of the Offer, in 5 business day increments, up to November 30, 1999, unless Parent determines in good faith that such condition can not be satisfied prior to November 30, 1999, subject to the terms of Section 6.4. It is agreed that the conditions to the Offer set forth on Annex A are for the benefit
                                                     -------
of Purchaser and may be asserted by Purchaser or, except with respect to the Minimum Condition as set forth in Section 1.1(a), may be waived by Purchaser, in whole or in part at any time and from time to time, in its sole discretion. On the terms and subject to the conditions of the Offer and this Agreement, promptly after expiration of the Offer, Purchaser shall accept for payment and pay for, and Parent shall cause Purchaser to accept for payment and pay for, all Securities validly tendered and not withdrawn pursuant to the Offer that Purchaser becomes obligated to purchase pursuant to the Offer. Parent shall provide, or cause to be provided, on a timely basis the funds necessary to purchase any and all of the Securities that Purchaser becomes obligated to purchase pursuant to the Offer in accordance with the terms of this Agreement.

          (c) On the date of commencement of the Offer, Parent and Purchaser shall file with the SEC with respect to the Offer a Tender Offer Statement on
Schedule 14D-1 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1") with respect to the Offer which will comply in all material respects with the provisions of applicable federal securities laws, and will contain the offer to purchase relating to the Offer (the "Offer to Purchase") and forms of related letters of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto and including the exhibits thereto, are referred to herein collectively as the "Offer Documents"). Parent shall deliver copies of the proposed forms of the Schedule 14D-1 and the Offer Documents to the Company within a reasonable time prior to the commencement of the Offer for review and comment by the Company and its counsel. Parent agrees to provide the Company and its counsel in writing any comments that Purchaser, Parent or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof. The Company, Parent and Purchaser shall promptly correct any information provided by it for use in the Schedule 14D-1 or the Offer Documents that shall have become false or misleading in any material respect and Parent and Purchaser further agree to take all steps necessary to cause such Schedule 14D-1 or Offer Documents as so corrected to be filed with the SEC and disseminated to the shareholders of the Company, as and to the extent required by applicable federal securities laws.

     Section  1.2  Company Actions.
                   ---------------

          (a) The Company hereby consents to the Offer and represents and warrants that (i) its Board of Directors, at a meeting duly called and held on September 2, 1999, has duly and by unanimous vote adopted resolutions approving the Offer, the Merger and this Agreement and the other transactions contemplated hereby and thereby (collectively, the "Transactions"), determining that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's shareholders and warrantholders and recommending acceptance of the Offer and adoption of the Merger and this Agreement by the shareholders and warrantholders of the Company, (ii) (A) the Offer and Merger are "Permitted Offers" under the Rights Agreement, dated as of November 10, 1994, between the Company and Chemical Bank, as Rights Agent (the "Rights Agreement"), (B) each right to purchase Shares pursuant to the Rights Agreement ("Rights") is represented by the certificate representing the associated Share and is not exercisable or transferable apart from the associated Share, (C) there has not been a "Distribution Date" or "Shares Acquisition Date" under the Rights Agreement, (D) the Company has taken all necessary actions so that the execution of and delivery of this Agreement and the Tender Agreement and the consummation of the Offer, the Merger and the other Transactions will not result in the triggering of the provisions of Sections 11 or 13 of the Rights Agreement or the occurrence of a "Distribution Date" or "Shares Acquisition Date" under the Rights Agreement and will not result in Parent, Purchaser or any of their affiliates or associates becoming an "Acquiring Person" under the Rights Agreement, and (E) upon consummation of the Merger the former holders of the Rights will not have any claims or rights thereunder (without any necessity to redeem the Rights to effectuate the foregoing), and (iii) Merrill Lynch & Co. (the "Company Financial Advisor") has delivered to the Company's Board of Directors its opinion (the "Fairness Opinion") that the consideration to be received by the Company's shareholders and warrantholders is fair, from a financial point of view, to such shareholders and warrantholders as of the date of the opinion and a complete and correct signed copy of such opinion has been delivered by the Company to Parent. The Company has been authorized by the Company Financial Advisor to permit the inclusion of the Fairness Opinion (and, subject to prior review and consent by such Company Financial Advisor, a reference thereto) in the Offer Documents and in the Schedule 14D-9 referred to below and the Proxy Statement. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in this Section 1.2. The Company has been advised that all of its directors and executive officers who are knowledgeable of the Transactions intend either to tender their Securities pursuant to the Offer or (solely in the case of directors and executive officers who would as a result of the tender incur liability under Section 16(b) of the Exchange Act) to vote in favor of the Merger.

          (b) The Company shall file with the SEC on the date of the commencement of the Offer a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall comply in all material respects with the provisions of applicable federal securities laws, and will, subject to Section 6.1 hereof, contain such recommendations of the Board in favor of the Offer and the Merger, and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 promulgated under the Exchange Act and shall mail such
Schedule 14D-9 together with the Offer Documents. The Company shall deliver the proposed forms of the Schedule 14D-9 and the exhibits thereto to Parent within a reasonable time prior to the commencement of the Offer for review and comment by Parent and its counsel. Parent and its counsel shall be given a reasonable opportunity to review any amendments and supplements to the Schedule 14D-9 prior to their filing with the SEC or dissemination to shareholders of the Company. The Company agrees to provide Parent and its counsel in writing any comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt thereof. Each of the Company, Parent and Purchaser shall promptly correct any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause such Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the shareholders of the Company, as and to the extent required by applicable federal securities laws.

     Section  1.3  Securitiesholder Lists.  In connection with the Offer, the
                   ----------------------
Company shall promptly furnish to, or cause to be furnished to, Parent and Purchaser mailing labels, security position listings, any non-objecting beneficial owner lists and any available listing or computer file containing the names and addresses of the record holders of the Securities as of a recent date and of those Persons becoming record holders subsequent to such date (to the extent available), together with all other information in the Company's possession or control regarding the beneficial owners of Securities and shall furnish Parent and Purchaser with such information and assistance as Parent, Purchaser or their respective agents may reasonably request in communicating the Offer to the record and beneficial holders of Securities. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Purchaser shall, and shall cause each of their affiliates to, hold the information contained in any of such labels and lists in confidence, use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, deliver to the Company all copies of such information or extracts therefrom then in their possession or under their control.

     Section  1.4  Directors; Section 14(f).
                   ------------------------

          (a) Immediately upon the acceptance for payment of and payment for any Securities by Purchaser pursuant to the Offer, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Purchaser, subject to compliance with
Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to the product of (i) the total number of directors on the Board of Directors of the Company (giving effect to the increase in the size of such Board pursuant to this Section 1.4) and (ii) the percentage that the number of votes represented by Shares beneficially owned by Purchaser and its affiliates (including Shares so accepted for payment and purchased and any Warrants so accepted for payment and purchase and converted by Purchaser into Shares) bears to the number of votes represented by Shares then outstanding. In furtherance thereof, concurrently with such acceptance for payment and payment for such Securities the Company shall, upon request of Parent and in compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, use its best efforts promptly either to increase the size of its Board of Directors or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable such designees of Parent to be so elected or appointed to the Company's Board of Directors, and the Company shall take all actions available to the Company to cause such designees of Parent to be so elected or appointed. At such time, the Company shall, if requested by Parent, also take all action necessary to cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each subsidiary of the Company and (iii) each committee (or similar body) of each such board.

          (b) Notwithstanding the foregoing, the Company shall use its best efforts to ensure that, in the event that Purchaser's designees are elected to the Board of Directors of the Company, such Board of Directors shall have, at all times prior to the Effective Time, at least two directors who are directors on the date of this Agreement and who are not officers or affiliates of the Company (it being understood that for purposes of this sentence, a director of the Company shall not be deemed an affiliate of the Company solely as a result of his status as a director of the Company), Parent or any of their respective subsidiaries (the "Independent Directors"); and provided further, that, in such
                                                -------- -------
event, if the number of Independent Directors shall be reduced below two for any reason whatsoever the remaining Independent Director may designate a person to fill such vacancy who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors may designate two persons to fill such vacancies who shall not be officers or affiliates of the Parent or any of its subsidiaries (other than the Company), and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, the Company shall promptly take all action requested by Parent necessary to effect any such election, including mailing to its shareholders and warrantholders the information required by Section 14(f) of the Exchange Act and Rule 14(f)-1 promulgated thereunder (or, at Parent's request, furnishing such information to Parent for inclusion in the Offer Documents initially filed with the SEC and distributed to the stockholders and warrantholders of the Company) as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Each of Parent and Purchaser shall furnish to the Company, and be solely responsible for, any information with respect to itself and its nominees, directors and affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

          (c) From and after the time, if any, that Parent's designees constitute a majority of the Company's Board of Directors and prior to the Effective Time, any amendment of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or Purchaser hereunder, any waiver of any material condition to the Company's obligations hereunder or any of the Company's rights hereunder or other material action by the Company hereunder may be effected only by the action of a majority of the Independent Directors of the Company, which action shall be deemed to constitute the action of any committee specifically designated by the Board of Directors of the Company to approve the actions contemplated hereby and the full Board of Directors of the Company; provided
                                                                    --------
that, if there shall be no Independent Directors, such actions may be effected
----
by majority vote of the entire Board of Directors of the Company, except that no such action shall amend the terms of this Agreement or modify the terms of the Offer or the Merger in a manner materially adverse to the holders of Securities.

                                  ARTICLE II

                                  THE MERGER

     Section  2.1  The Merger.  Upon the terms and subject to the conditions
                   ----------
hereof, and in accordance with the relevant provisions of the DGCL, Purchaser shall be merged with and into the Company as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name "Lone Star Industries, Inc." and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of Purchaser shall cease. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Purchaser as a constituent corporation in the Merger. Notwithstanding the foregoing, Parent may elect at any time prior to the meeting of shareholders of the Company to consider approval of the Merger and this Agreement (the "Shareholder Meeting") is first given to the Company's shareholders that instead of merging Purchaser into the Company as hereinabove provided, to merge the Company into Purchaser or another direct or indirect wholly owned subsidiary of Parent. In such event the parties shall execute an appropriate ministerial amendment to this Agreement in order to reflect the foregoing and to provide that Purchaser or such other subsidiary of Parent shall be the Surviving Corporation and shall continue under the name "Lone Star Industries, Inc." In addition, in such event, assuming Purchaser, Parent or any other subsidiary of Parent meets the requirements of Section 1504(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), at Parent's election, the Company shall in connection with the Merger adopt a plan of liquidation under Section 332 of the Code in form and substance reasonably satisfactory to Parent (a "Plan of Liquidation"). None of the Company's, Parent's or Purchaser's representations, warranties or covenants shall be affected by whether the Company or Purchaser is the Surviving Corporation in the Merger.

     Section  2.2  Effective Time.  As soon as practicable after the
                   --------------
satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of

State of the State of Delaware (the "Delaware Secretary"), in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Delaware Secretary (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

     Section  2.3  Effects of the Merger.  The Merger shall have the effects set
                   ---------------------
forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

     Section  2.4  Certificate of Incorporation; Bylaws.  (a)  At the Effective
                   ------------------------------------
Time and without any further action on the part of the Company and Purchaser, the Certificate of Incorporation of Purchaser (the "Certificate of Incorporation"), as in effect immediately prior to the Effective Time until thereafter further amended as provided therein and under the DGCL, shall be the certificate of incorporation of the Surviving Corporation following the Merger.

          (b) At the Effective Time and without any further action on the part of the Company and Purchaser, the Bylaws of Purchaser shall be the Bylaws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

     Section  2.5  Directors and Officers.  The directors of Purchaser
                   ----------------------
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

     Section  2.6  Conversion of Securities.  At the Effective Time, by virtue
                   ------------------------
of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

               (i) Each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

               (ii) Each Share held in the treasury of the Company and each Share owned by Purchaser or any direct or indirect subsidiary of the Company, in each case immediately prior to the Effective Time, shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

               (iii) Each issued and outstanding Share (other than Shares cancelled pursuant to Section 2.6(ii) and any Dissenting Shares (as defined in Section 2.7(a))) shall be converted into the right to receive $50.00 in cash or any higher price that may be paid pursuant to the Offer (the "Merger Consideration") payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such share in the manner provided in Section 2.8, less any required withholding taxes.

               (iv) Each Warrant issued and outstanding immediately prior to the Effective Time (other than Warrants held in the treasury of the Company, which shall be cancelled) shall remain outstanding following, and be unaffected by, the Merger, except that, to the extent provided in
     Section 10.5 of the Warrant Agreement, from and after the Effective Time each holder of Warrants shall have the right to obtain upon the exercise of each Warrant, in lieu of each share of Company Common Stock theretofore issuable upon exercise of such Warrant, the Merger Consideration without interest thereon, net to the holder in cash.

     Section  2.7  Dissenting Shares.  (a) Notwithstanding anything in this
                   -----------------
Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such Shares in favor of the Merger (or consented thereto in writing), who shall have delivered a written objection to the Merger and a demand for appraisal of such Shares in accordance with Section 262 of the DGCL (insofar as such Section is applicable to the Merger and provides for appraisal rights with respect thereto) and who shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the DGCL (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but shall instead entitle the holder thereof to receive that consideration determined pursuant to Section 262 of the DGCL; provided, however, that if such holder shall have failed to perfect or shall
--------  -------
have effectively withdrawn such holder's right to appraisal and payment under the DGCL, such holder's Shares shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration, without any interest thereon. The Company represents and warrants that the Warrants shall not entitle holders thereof to appraisal rights pursuant to the DGCL in connection with the Merger.

          (b) The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to the applicable provisions of the DGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

     Section  2.8  Surrender of Shares.  (a) Prior to the mailing of the Proxy
                   -------------------
Statement, Parent shall appoint a bank or trust company which is reasonably satisfactory to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent for the benefit of former holders of Shares sufficient funds to make all payments pursuant to this Section 2.8. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or as it directs.

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the aggregate amount of Merger Consideration into which the number of Shares previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. If any Merger Consideration is to be remitted to a person whose name is other than that in which the Certificate for Shares surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer, and that the person requesting such exchange shall have paid any transfer and/or other taxes required by reason of the remittance of Merger Consideration to a person whose name is other than that of the registered holder of the Certificate surrendered, or the person requesting such exchange shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. No interest shall be paid or accrued, upon the surrender of the Certificates, for the benefit of holders of the Certificates on any Merger Consideration.

          (c) At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been deposited with the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof for payment of their claim for Merger Consideration to which such holders may be entitled.

          (d) Notwithstanding the provisions of Section 2.8(c), neither the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing Shares shall not have been surrendered prior to six months after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any governmental entity), any such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (e) Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as Parent (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code (as defined herein), or any provision of any applicable state, local or foreign law, rule or regulation. To the extent that amounts are so withheld by Parent and paid by Parent to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Shares in respect of which such deduction and withholding was made by Parent.

     Section  2.9  No Further Transfer or Ownership Rights.  After the Effective
                   ---------------------------------------
Time, there shall be no further transfer on the records of the Company (or the Surviving Corporation) or its transfer agent of certificates representing Shares which have been converted pursuant to this Agreement into the right to receive Merger Consideration, and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of Merger Consideration. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law. All Merger Consideration paid upon the surrender for exchange of Certificates representing Shares in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares exchanged for Merger Consideration theretofore represented by such Certificates.

     Section  2.10  Treatment of Options.  Prior to the date of this Agreement,
                    --------------------
the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that (A) effective on the date of this Agreement, no further grants shall be made under the Company's Directors Stock Option Plan, dated July 1, 1996 (the "Directors Plan"), the Company's Management Stock Option Plan, dated April 14, 1994 (the "Management Plan") or the Company's 1996 Long Term Incentive Plan (the "1996 Plan") (collectively, the "Company Stock Option Plans"), (B) effective at the Effective Time, each outstanding stock option, stock appreciation right (an "SAR"), or any other award providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary (each an "Option") heretofore granted under any of the Company's Stock Option Plans, whether or not then vested or exercisable, shall, at the Effective Time, be cancelled, and each holder thereof (all of whom are listed in Section 2.10 of the Company Disclosure Schedule) shall be entitled to
          -----------------------------------------------
receive a payment in cash from the Company (which amount shall be subject to any applicable withholding taxes and shall be paid without interest, the "Cash Payment"), upon cancellation, equal to the product of (x) the total number of Shares subject or related to such Option, whether or not then vested or exercisable, and (y) the excess, if any, of the Merger Consideration over the exercise price or purchase price, as the case may be, per Share subject or related to such Option, each such Cash Payment to be paid to each holder of an outstanding Option upon cancellation. Except as specifically set forth in
Section 6.8(e), the

Company Stock Option Plans (and any Benefit Plan or other plan, program or arrangement) providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time. Within 5 business days following the date of this Agreement, the Company will have obtained the consent of each of the holders of the Options as shall be necessary to effectuate the transactions contemplated by this Section 2.10. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Option until all necessary consents are obtained, and in any event all such consents, if any, must be obtained prior to Purchaser's acceptance for payment of any Securities pursuant to the Offer.

     Section  2.11  Closing.  Upon the terms and subject to the conditions
                    -------
hereof, as soon as practicable after consummation of the Offer (and in any event within two business days after the satisfaction or waiver of the conditions set forth in Section 7.1), and to the extent required by the DGCL after the vote of the shareholders of the Company in favor of the approval of the Merger and this Agreement has been obtained, the Company and Purchaser (or Parent if appropriate) shall execute and file with the Delaware Secretary the Certificate of Merger, and the parties shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section 2.11, a closing (the "Closing") will be held at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103-2793 (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent and Purchaser as follows:

     Section  3.1  Organization and Qualification.
                   ------------------------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and possesses all governmental franchises and Permits (as defined herein) necessary to enable it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to possess such franchises and Permits has not had and could not be reasonably expected to have a Material Adverse Effect on the Company. The Company is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

          (b) The only subsidiaries of the Company are those set forth on
Section 3.1(b) of the Company Disclosure Schedule. None of such subsidiaries is
-------------------------------------------------
a "Significant Subsidiary"
within the meaning of Rule 1-02 of Regulation S-X of the SEC. Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority and possesses all governmental franchises and Permits necessary to enable it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to possess such franchises and Permits has not had and could not be reasonably expected to have a Material Adverse Effect on the Company. Each subsidiary of the Company is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

          (c) All of the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and non-assessable and, except as set forth in Section 3.1(b) of the Company Disclosure Schedule, are
                       -------------------------------------------------
owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another such wholly owned subsidiary, free and clear of all pledges, claims, equities, options, liens, charges, rights of first refusal, "tag" or "drag" along rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries and ownership of 25% of the KC Joint Venture (as hereafter defined), the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity. The Company has delivered to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws.

     Section  3.2  Capitalization.
                   --------------

          (a) The authorized capital stock of the Company consists of 75,000,000 Shares. All of the issued and outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights. As of September 1, 1999, 19,296,793 Shares were issued and outstanding, 5,666,582 Shares were reserved for issuance pursuant to outstanding Warrants issued (each Warrant representing the right to purchase two Shares at an exercise price of $18.75 per Warrant), 72,000 Shares were reserved for issuance pursuant to outstanding Options issued under the Directors Plan, and 238,500 Shares were reserved for issuance pursuant to outstanding Options issued under the Management Plan. Such Shares reserved for issuance under the Company Stock Option Plans have not been issued and will not be issued prior to the Effective Time, and no commitment has been or will be made for their issuance, other than under the Options described in the preceding sentence and issued and outstanding under the Company Stock Option Plans as of the date of this Agreement. Except as otherwise provided in Section 2.10 of this Agreement, at the Effective Time, each Option shall be cancelled and the holder thereof shall not be entitled to receive any consideration therefor other than the cash payments provided by Section 2.10 of this Agreement. Section 3.2(a) of the
                                                     ---------------------
Company Disclosure Schedule sets forth the exercise prices and number of Shares
---------------------------
in respect of
all outstanding Options, under the Company Stock Option Plans and no option or SAR has been granted under the Company's 1996 Long Term Incentive Plan (the "1996 Plan"). There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote ("Voting Company Debt"). Except as set forth above or in
                                                                    -----
Section 3.2(a) of the Company Disclosure Schedule, there are no outstanding
--------------------------------------------------
securities, options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, SARs, stock-based performance units, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, unit, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire, or providing preemptive or, except as set forth in
Section 3.2(a) of the Company Disclosure Schedule, registration rights with
-------------------------------------------------
respect to, any shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company or any of its subsidiaries. The Company and its subsidiaries do not have outstanding any loans to any person in respect of the purchase of securities issued by the Company and its subsidiaries.

          (b) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its subsidiaries or, except as set forth in Section 3.2(b) of the Company
                                            -----------------------------
Disclosure Schedule, with respect to the registration of the offering, sale or
-------------------
delivery of any shares of capital stock of the Company or any of its subsidiaries under the Securities Act of 1933, as amended (the "Securities Act").

     Section  3.3  Authority Relative to this Agreement.  (a) The Company has
                   ------------------------------------
all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time, to perform its obligations hereunder and thereunder, and to consummate the Transactions (subject to the Company Shareholder Approval (as defined herein) with respect to the Merger). The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time and the performance of its obligations hereunder and thereunder and the consummation by the Company of the Transactions have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than the Company Shareholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (b) The only vote of holders of any class or series of capital stock of the Company or any of its subsidiaries necessary to adopt or approve this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding Shares (the "Company Shareholder Approval"), subject to Section 6.9(c). The affirmative vote of the holders of any capital stock or other securities of the Company or any of its subsidiaries, or any of them, is not necessary to consummate the Offer or any Transaction other than as set forth in the preceding sentence.

     Section  3.4  Absence of Certain Changes.  Except as specifically disclosed
                   --------------------------
in the Company's filings and reports under the Exchange Act filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or as set forth in Section 3.4 of the Company Disclosure Schedule,
                               ----------------------------------------------
since December 31, 1998, the Company and its subsidiaries have conducted their business only in the ordinary course, and during such period there has not been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company and the Company and its subsidiaries are not aware of any event, change, effect or development which may reasonably be expected to occur or exist that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as disclosed in the Filed Company SEC Documents or as set forth in Section 3.4 of the Company Disclosure Schedule, since December 31, 1998 there
   ----------------------------------------------
has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any capital stock of the Company; (b) any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company; or (c) any change in accounting methods, principles or practices by the Company materially affecting the consolidated assets, liabilities, results of operations or business of the Company, except insofar as may have been required by a change in generally accepted accounting principles.

     Section  3.5  Reports.  (a) Since January 1, 1998, the Company has timely
                   -------
filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder (collectively, the "Company SEC Documents"), all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules promulgated thereunder. None of such forms, reports or documents at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents (including the notes thereto) at the time filed complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (and include, in the case of any unaudited interim financial statements, reasonable accruals for normal year-end adjustments). No subsidiaries of the Company are required to file periodic reports with the SEC under the Exchange Act.

          (b) To the knowledge of the Company, the financial statements for the KC Joint Venture for the year ended December 31, 1998 and six months ended June 30, 1999 previously provided to Parent, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the KC Joint Venture as of the date thereof and the results of its operations and cash flows for the periods then ended except where any such failure to comply with the foregoing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, since the date of the June 30, 1999 financial statements, there has been no material adverse change in the liabilities of the KC Joint Venture other than in the ordinary course of its businesses. For purposes of this Section 3.5(b), the knowledge of the Company shall be solely the knowledge of members of the KC Joint Venture Management Committee appointed by the Company under Article VIII of the KC Joint Venture Partnership Agreement (as hereafter defined).

          (c) Since January 1, 1998, the Company and its subsidiaries have filed all reports required to be filed with any Governmental Entity (as hereafter defined) other than the SEC, including state securities administrators, except where the failure to file any such reports of the Company and its subsidiaries, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. Such reports of the Company and its subsidiaries, including all those filed after the date of this Agreement and prior to the Effective Time, were prepared in accordance with the requirements of applicable law except where the failure to prepare any such reports in accordance with the requirements of applicable law, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

     Section  3.6  Proxy Statement.  If a Proxy Statement is required for the
                   ---------------
consummation of the Merger under applicable law, the Proxy Statement will comply in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by or on behalf of Parent or any affiliate of Parent specifically for inclusion in the Proxy Statement. None of the information supplied by the Company specifically for inclusion in the Proxy Statement shall, at the time the Proxy Statement is mailed or at the time of the Shareholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or
                --------  -------
warranty as to any of the information relating to and supplied by or on behalf of Parent and Purchaser specifically for inclusion in the Proxy Statement. The letter to shareholders and warrantholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, to be distributed to shareholders and warrantholders in connection with the Merger, or any schedule required to be filed with the SEC in connection therewith, together with any amendments or supplements thereto, are collectively referred to herein as the "Proxy Statement." If, at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors is discovered by the Company that shall be set forth in a supplement to the Proxy Statement, the Company will promptly inform Parent and Purchaser and prepare, file and disseminate such supplement as may be required by applicable law.

     Section 3.7 Consents and Approvals; No Violation. Subject to obtaining
                 ------------------------------------
the Company Shareholder Approval (if required under the DGCL) and the taking of the actions described in the immediately succeeding sentence, the execution, delivery and performance of this Agreement do not, and the consummation of the Transactions (including the changes in ownership of Securities or the composition of the Board of Directors of the Company) and compliance with the provisions of this Agreement will not, conflict with, or result in any material violation of, or default (with or without notice or lapse to time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or material assets of the Company or any of its subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to,
(i) the Certificate of Incorporation or Bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) except as set forth in Section 3.7 of the Company Disclosure Schedule, any loan or credit
             ----------------------------------------------
agreement note, bond, mortgage, indenture, lease, license or other agreement, instrument, Contract or Permit applicable to the Company or any of its subsidiaries or their respective properties or assets, (iii) any judgment, order, writ, injunction, decree, law, statute, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets or (iv) any licenses to which the Company or any of its subsidiaries is a party, other than, in the case of clauses (ii), (iii) or (iv), any such conflicts, violations, defaults, rights, Liens, losses of a material benefit, consents or notices that, individually or in the aggregate, have not and could not reasonably be expected to have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity") is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (x) the
Schedule 14D-9, (y) if required, the Proxy Statement relating to the approval by the Company's shareholders of this Agreement and (z) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger pursuant to the DGCL and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

     Section 3.8  Brokerage Fees and Commissions. Except for those fees and
                  ------------------------------
expenses payable to the Company Financial Advisor pursuant to the letter agreement, dated August 6, 1999, no person is entitled to receive any investment banking, brokerage or finder's fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of the Company or any of its subsidiaries or by any affiliate of the Company or any of its subsidiaries. A copy of the above agreement has previously been delivered to Parent. The estimated fees and expenses incurred and to be incurred by the Company for counsel, accountants, investment bankers, financial printers, experts and consultants in connection with this Agreement and the Transactions are set forth in Section 3.8 of the Company Disclosure Schedule.
                 ----------------------------------------------

     Section 3.9  Schedule 14D-9; Offer Documents. Neither the Schedule 14D-9,
                  -------------------------------
any other document required to be filed by the Company with the SEC in connection with the Transactions, nor any information supplied by the Company in writing for inclusion in the Offer Documents or the Schedule 14D-1 shall, at the respective times the Schedule 14D-9, any other filings by the Company, the
Schedule 14D-1, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and any other document required to be filed by the Company with the SEC in connection with the Transactions will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Purchaser specifically for inclusion or incorporation by reference therein.

     Section 3.10 Litigation. Except as specifically disclosed in the Filed
                  ----------
Company SEC Documents, there is no claim, suit, action or proceeding (including arbitration proceedings) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect on the Company.

     Section 3.11 Absence of Changes in Benefit Plans. Except as disclosed in
                  -----------------------------------
the Filed Company SEC Documents or Section 3.11 of the Company Disclosure
                                   --------------------------------------
Schedule, there are no
--------
material employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between either of the Company or any of its subsidiaries and any current or former employee, officer or director of either of the Company or any of its subsidiaries or for which either of the Company or any of its subsidiaries is liable.

     Section 3.12 ERISA Compliance. (a) Section 3.12(a) of the Company
                  ----------------
Disclosure Schedule sets forth a complete list of all material "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") including without limitation, all material "multiemployer pension plans" as defined in Section 3(37) of ERISA), employment contracts, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other material employee benefit plans, programs or arrangements, including, but not limited to, those providing medical, dental, vision, disability, life insurance and vacation benefits (other than those required to be maintained by law), whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Code or Section 4001 of ERISA (each a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has any liability (collectively, the "Benefit Plans"). As applicable with respect to each Benefit Plan, the Company has delivered to Purchaser, true and complete copies of each Benefit Plan, including all amendments thereto, and in the case of an unwritten Benefit Plan, a written description thereof.

          (b) Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Commonly Controlled Entity could be subject to any liability under ERISA, or, with respect to any Benefit Plan, under the Code or any other applicable law, rule or regulation, domestic or foreign, other than any condition or set of circumstances that, individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any Commonly Controlled Entity has incurred or would reasonably be expected to incur any liability in respect of any employee benefit plan maintained by any person other than the Company or any Commonly Controlled Entity other than any liability that, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

          (c) The Benefit Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the tax qualification requirements of Section 401(a) of the Code (each a "Pension Plan") have been determined by the IRS to satisfy such requirements, and their related trusts have been determined to be exempt from taxation under Section 501(a) of the Code. All Pension Plans have received current determination letters from the IRS and no determination letter with respect to any Pension Plan has been revoked nor, to the best knowledge of the Company is there any reason for such revocation except where the same has not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

          (d) The funding information set forth in footnote 12 of the financial statements of the Company for the period ending December 31, 1998 that are contained in the Filed Company SEC Documents fairly report in all material respects the information contained therein concerning: (i) the excess of the liabilities, determined using the accumulated benefit obligation methodology of Statement of Financial Accounting Standards No. 87, of each Benefit Plan subject to Title IV of ERISA over the fair market value of such Benefit Plan's assets and (ii) the actuarially determined present value of any obligation to provide retiree medical or life insurance benefits determined in accordance with Statement of Financial Accounting Standard No. 106 and, with respect to any Benefit Plan providing such benefits, the current fair market value of any assets held by the Company to satisfy such liabilities (including without limitation any amounts held in one or more trusts intended to be qualified under
Section 501(c)(9) of the Code). The present value of any unfunded benefits payable under those Benefit Plans identified on Section 3.12(d) of the Company
                                                ------------------------------
Disclosure Schedule determined using reasonable actuarial methods and
-------------------
assumptions does not exceed the amount set forth on Section 3.12(d) of the
                                                    ----------------------
Company Disclosure Schedule.
---------------------------

          (e)  Multiemployer Plans.

               (i) Section 3.12(e)(i) of the Company Disclosure Schedule lists each Benefit Plan that is a multiemployer pension plan.

               (ii) All required contributions, withdrawal liability payments or other payments of any type that the Company or any ERISA Affiliate have been obligated to make to any multiemployer pension plan have been duly and timely made. Any withdrawal liability incurred with respect to any multiemployer pension plan has been fully paid as of the date hereof.

               (iii) Neither the Company nor any Commonly Controlled Entity has undertaken any course of action that could reasonably be expected to lead to a complete or partial withdrawal from any multiemployer pension plan.

          (f)  Except as set forth on Section 3.12(f) of the Company Disclosure
                                      -----------------------------------------
Schedule, the execution and delivery of this Agreement do not, and the
--------
consummation of the Transactions will not (i) require the Company, any Commonly Controlled Entity or any of the Company's subsidiaries to pay greater compensation or make a larger contribution to, or pay greater benefits or accelerate payment or vesting of a benefit under, any Benefit Plan or any other program, agreement, policy or arrangement or (ii) create or give rise to any additional vested rights or service credits under any Benefit Plan or any other program, agreement, policy or arrangement.

          (g)  Except as set forth in Section 3.12(g) of the Company Disclosure
                                      -----------------------------------------
Schedule, no Benefit Plan provides benefits, including without limitation, death
--------
or medical
benefits, beyond termination of employment or retirement other than (A) coverage mandated by law or (B) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code. Neither the Company nor any Commonly Controlled Entity or any of the Company's subsidiaries is obligated (whether or not in writing) to provide any person with life, medical, dental or disability benefits for any period of time beyond retirement or termination of employment, other than as set forth in Section 3.12(g) of the Company Disclosure Schedule or as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

          (h) With respect to any Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (i) except as set forth in
Section 3.12(h) of the Company Disclosure Schedule, no such Benefit Plan is funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, (ii) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(l) of the Code, complies in all material respects with the applicable requirements of Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, and (iii) except as set forth in
Section 3.12(h) of the Company Disclosure Schedule, each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any Commonly Controlled Entity or any of the Company's subsidiaries on or at any time after the consummation of the Offer.

     Section 3.13 Taxes. (a) (i) All federal income Tax Returns and all
                  -----
other material Tax Returns (as defined herein) that are required to be filed by or with respect to the Company or any of its subsidiaries have been timely filed, and all such Tax Returns are true, complete and accurate in all material respects and correctly reflect the income, or other measure of Tax (as defined herein), required to be shown thereon in all material respects, (ii) all Taxes shown as due on such returns have been paid in full, and (iii) the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes of the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

          (b)  Except as set forth in Section 3.13(b) of the Company Disclosure
                                      -----------------------------------------
Schedule, no material Tax Return of the Company or any of its subsidiaries is
--------
under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by the Company or a subsidiary.

          (c)  Except as set forth in Section 3.13(c) of the Company Disclosure
                                      -----------------------------------------
Schedule, there is not in force any extension of time with respect to the due
--------
date for the filing of any Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return.

          (d)  Except as set forth in Section 3.13(d) of the Company Disclosure
                                      -----------------------------------------
Schedule, there is no material issue raised or claim against the Company or any
--------
of its subsidiaries for any Taxes, and no assessments, deficiency or adjustment has been asserted or proposed with respect to any Tax Return and no material issues relating to Taxes were raised in writing by a taxing authority in a completed audit or examination that can reasonably be expected to arise in a later taxable period.

          (e)  Except as set forth in Section 3.13(e) of the Company Disclosure
                                      -----------------------------------------
Schedule, since January 1, 1993, none of the Company and its subsidiaries has
--------
been a member of an affiliated group filing a consolidated federal income Tax Return other than the affiliated group of which the Company is the common parent corporation.

          (f) There are no material Liens for Taxes on the assets of the Company or any of its subsidiaries other than Liens for Taxes not yet due and payable.

          (g)  Except as set forth in Section 3.13(g) of the Company Disclosure
                                      -----------------------------------------
Schedule, neither the Company nor any of its subsidiaries is bound by any
--------
material tax sharing, tax indemnity or similar agreement with respect to Taxes.

          (h) No record owner of the Company's Common Stock is a non-resident alien individual or foreign corporation (within the meaning of Section 897(a)(1) of the Code) that has held more than 5% of the Company's Common Stock at any time during the five-year period ending on the date of this Agreement.

          As used herein, "Tax Returns" shall mean all material returns and reports of or with respect to any Tax which are required to be filed by or with respect to the Company or any of its subsidiaries other than returns or reports of or with respect to Benefit Plans, and "Taxes" shall mean (i) all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any statute, law, rule or regulation, and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof; (ii) liability of the Company or any fiduciary for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined consolidated or unitary group for any taxable period; and
(iii) liability of the Company or any subsidiary for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     Section 3.14 No Excess Parachute Payments; Termination Payments; Section
                  -----------------------------------------------------------
162(m) of the Code. Except pursuant to the agreements listed in Section 3.14 of
------------------                                              ---------------
the Company Disclosure Schedule, any amount that could be received (whether in
-------------------------------
cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer or director of either of the Company or any of their affiliates who is a "disqualified individual" (as is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan would not be characterized as an "excess parachute payment" (as is defined in Section 280G(b)(1) of the Code). Except pursuant to the agreements listed in Section
                                                                     -------
3.14 of the Company Disclosure
------------------------------

Schedule, there are no payments that the Company or any of its subsidiaries, or
--------
the Surviving Corporation is or would be required to make to any of the Company's current or former employees or to any third party which payment is contingent upon a change of control of the Company or any of its subsidiaries or payable as a result of the Transactions, including, without limitation, the termination of any of the Company's or any of its subsidiaries' employees after the Effective Time. The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its subsidiaries with respect to any Options referred to in Section 2.10 of this Agreement.

     Section 3.15 Compliance with Applicable Laws. Except for any of the
                  -------------------------------
following which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and except as disclosed on Section 3.15(a) of the Company Disclosure Schedule:
             --------------------------------------------------

          (a) the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits (including Environmental Permits (as defined herein)) and rights ("Permits") and all patents, trademarks, tradenames, service marks, copyright, know-how, processes and all agreements and other rights with respect to intellectual property ("Intellectual Property") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, there has occurred no default under any such Permit and, any such patents, trademarks and copyrights owned by the Company are valid and enforceable and do not infringe on the rights of any person. "Environmental Permit" means any permit, license, approval or other authorization issued under any applicable law, regulation and other requirement of any country, state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements governing discharges, releases of Hazardous Materials into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials;

          (b) each of the Company and its subsidiaries is in compliance with all applicable Environmental Laws (as hereafter defined);

          (c) each of the Company and its subsidiaries and their respective properties, assets, businesses and operations is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company and their respective properties, assets, businesses and operations, was, in compliance with all applicable Environmental Laws (as defined herein) and Environmental Permits. The term "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, written policy or guideline, judgment, order, writ, decree, or injunction, including the requirement to register underground storage tanks, relating to: (i) emissions, discharges, releases or threatened releases of Hazardous Material (as defined herein) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or (ii) the generation, treatment, storage, recycling, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; including without limitation, the following statutes, their implementing regulations and any state corollaries: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation
                                           ------
and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive
                                         ------
Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq.,
                                                                     ------
the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean
                                                         ------
Water Act, 33 U.S.C. Section 1251 et seq. and the Clean Air Act, 42 U.S.C.
                                  ------
Section 7401 et seq.;
             ------

          (d) during the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously-owned or operated properties, to the Company's knowledge there has been no Release (as defined herein) of Hazardous Material in, on, under, from or affecting such properties, any surrounding site or any off-site location. Prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously-owned or operated properties, to the Company's knowledge there were no releases of Hazardous Material in, on, under or affecting any such property, any surrounding site or any off-site location, "Hazardous Materials" means (l) hazardous materials, pollutants or contaminants, medical, hazardous or infectious wastes, hazardous waste constituents, hazardous chemicals, hazardous or toxic pollutants, and hazardous or toxic substances as those terms are defined in or regulated by any Environmental Law, (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) radioactive materials including, without limitation, source byproduct or special nuclear materials and (5) pesticides. "Releases" means spills, leaks, discharges, disposal, pumping, pouring, emissions, injection, emptying, leaching, dumping or allowing to escape; and

          (e) (i) to the Company's knowledge, the Company and its subsidiaries and their respective properties, assets, businesses and operations are not subject to any Environmental Claims (direct or contingent) or Environmental Liabilities (as such terms are defined herein) arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or for which the Company and its subsidiaries are responsible, including without limitation, any such Environmental Claims or Environmental Liabilities arising from or based upon the ownership or operation of assets, businesses or properties of the Company or any subsidiary or their respective predecessors, and (ii) neither the Company nor any of its subsidiaries has received any notice of any violation of any Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective assets, properties, businesses or operations, or, in each case, those of their respective predecessors. The term "Environmental Claim" means any third party (including governmental agencies, regulatory agencies, employees or other private parties) action, lawsuit, claim, investigation proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water, land or structure; (iii) solid (including hazardous, waste), gaseous or liquid waste (including hazardous waste) generation, handling, treatment, storage, disposal or transportation; (iv) exposure to hazardous or toxic substances; (v) the safety or health of employees; or (vi) the manufacture, processing, distribution in commerce, use, or storage of chemical or other Hazardous Materials. An "Environmental Claim" includes, but is not limited, to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit of the Company or any of its subsidiaries, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of such an Environmental Permit as alleged by a federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority. The term "Environmental Liabilities" includes all costs arising from any Environmental Claim or violation or alleged violation or circumstance or condition which would give rise to a violation or liability under any Environmental Permit or Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, including reasonable attorney's fees and court costs.

     Section 3.16 State Takeover Statutes. The Company has taken all action
                  -----------------------
necessary to render Section 203 of the DGCL inapplicable to Parent, Purchaser and their respective affiliates, and to the Offer, the Merger, this Agreement, and the Tender Agreement, and the other Transactions. No other "fair price," "moratorium," "control share acquisition," "business combination," or other state takeover statute or similar statute or regulation applies or purports to apply to the Company, Parent, Purchaser, affiliates of Parent or Purchaser, the Offer, the Merger, this Agreement, and the Tender Agreement or any of the other Transactions. As a result of the foregoing actions, the only action required to authorize the Merger is the Company Shareholder Approval and no further action is required to authorize the other Transactions.

     Section 3.17 Contracts. Section 3.17 to the Company Disclosure Schedule
                  ---------- -----------------------------------------------
lists, under the relevant heading, all oral or written contracts, agreements, guarantees, leases and executory commitments (each a "Contract"), other than Benefit Plans, agreements disclosed on Section 3.11 to the Company Disclosure
                                       --------------------------------------
Schedule and any Contracts heretofore filed as an exhibit to or described within
--------
any Filed Company SEC Document, that exist as of the date hereof to which the Company or any of its subsidiaries is a party or by which it is bound and which fall within any of the following categories: (a) Contracts (other than for capital expenditures). not entered into in the ordinary course of the Company's and its subsidiaries' businesses other than those that individually or in the aggregate are not material to the business of the Company and its subsidiaries, taken as a whole, (b) joint venture and partnership agreements (including in respect of the KC Joint Venture), (c) Contracts containing covenants purporting to limit the freedom of the Company or any of its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which after the consummation of any of the Transactions would have the effect of limiting the freedom of Parent or any of its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which contain terms that restrict or limit the purchasing or distribution relationships of the Company or its affiliates (including after consummation of any of the Transactions), Parent or any of its affiliates, or any customer, licensee or lessee thereof, (f) Contracts relating to any outstanding commitment for capital expenditures in excess of $1,000,000 (which are not otherwise reflected in the budget referred to in Section 5.2(n)), (g) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money in excess of $1,000,000 in the aggregate, mortgages on vessels, letters of credit or other agreements or instruments of the Company or its subsidiaries or commitments for the borrowing or the lending by the Company of amounts in excess of $1,000,000 in the aggregate or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of the Company with an aggregate value in excess of $1,000,000, (h) Contracts providing for "earn-outs" or other contingent payments by the Company involving more than $1,000,000 per Contract over the terms of such Contracts, (i) Contracts associated with off balance sheet financing in excess of $1,000,000 in the aggregate, including but not limited to arrangements for the sale of receivables, (j) licenses or similar agreements granting the right to use any material Intellectual Property which are material to the Company, (k) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements where the consideration in any individual transaction exceeds $10,000,000 since January 1, 1996, or (l) any agreement which is material to the business of the Company and its subsidiaries taken as a whole, irrespective of amount. All Contracts to which the Company or any subsidiary is a party or by which it is bound are valid and binding obligations of the Company or such subsidiary and, to the knowledge of the Company, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

     Section 3.18 Labor Matters. Except to the extent set forth in Section
                  -------------                                    -------
3.18 of the Company Disclosure Schedule, (a) no employee of the Company or any
---------------------------------------
of its subsidiaries is represented by any union or other labor organization; (b) there is no material unfair labor practice complaint against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened by or before the National Labor Relations Board or any other Governmental Entity;
(c) there is no labor strike, or material dispute, slowdown, representation campaign or work stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries; (d) no material grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or its subsidiaries; and (e) neither the Company or any of its subsidiaries has experienced any material work stoppage since January 1, 1998.

     Section 3.19 Title to Properties. (a) The Company has good, valid and
                  -------------------
marketable title to, or leasehold interests in, its material properties sufficient to operate such properties and to conduct its business in the ordinary course and except for any defects in such titles, or any easements, restrictive covenants or similar encumbrances which, in the aggregate, do not materially interfere with its ability to conduct its business as currently conducted.

          (b) The Company is not a bareboat or demise charterer of vessels operating in the coastwise trade of the United States. Schedule 3.19 of the
                                                       --------------------
Company Disclosure Schedule contains a complete and correct list of the vessels
---------------------------
owned by the Company.

     Section 3.20 Undisclosed Liabilities. Except as and to the extent
                  -----------------------
specifically disclosed in the Filed Company SEC Documents or accrued on the June 30, 1999 balance sheet included in the Filed Company SEC Documents, or as set forth in Section 3.20 of the Company Disclosure Schedule, and except for
         -----------------------------------------------
liabilities incurred in the ordinary course of business and otherwise not in contravention of this Agreement which individually and in the aggregate are not material, the Company and each of its subsidiaries does not have any liabilities or obligations of any nature (whether absolute, contingent or otherwise) that would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles other than liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.21 Opinion of Company Financial Advisor. The Company has
                  ------------------------------------
received the Fairness Opinion, to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the Company's stockholders and warrantholders is fair to the Company's stockholders and warrantholders from a financial point of view, a signed copy of which opinion has been delivered to Parent, and such opinion has not been amended, modified or revoked in a manner adverse to Parent or Purchaser. The Company has been authorized by the Company Financial Advisor to permit the inclusion of the Fairness Opinion (and, subject to prior review and consent by such Company Financial Advisor, a reference thereto) in the Offer Documents and in Schedule 14D-9 and the Proxy Statement.

     Section 3.22 Insurance. The Company and its subsidiaries maintain
                  ---------
policies of fire and casualty, liability and other forms of insurance (other than insurance under any Benefit Plans set forth in Section 3.12(a) of the
                                                    ----------------------
Company Disclosure Schedule) in such amounts, with such deductibles and against
---------------------------
such risks and losses as are, in the Company's judgment, reasonable for the assets and properties of the Company and its subsidiaries and customary in the Company's industry. As of the date of this Agreement, except as set forth in
Section 3.22 of the Company's Disclosure Schedule, all such policies are in full
-------------------------------------------------
force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

     Section 3.23 Indemnification Claims. Other than as set forth on Section
                  ----------------------                             -------
3.23 of the Company Disclosure Schedule, the Company is not aware of any
---------------------------------------
indemnification, breach of contract or similar claims by or against the Company or any of its subsidiaries which are pending or threatened (or which could be reasonably expected to be made in the future), in each case in excess of $100,000 in amount, with respect to any acquisition or disposition by the Company of any assets or businesses.

     Section 3.24 Year 2000. The expenses incurred by the Company to become
                  ---------
Year 2000 Compliant have not been material, and issues with respect to Year 2000 Compliance have had no material effect on the Company. Future costs with respect to Year 2000 Compliance are not expected to be material. For purposes of this Agreement, "Year 2000 Compliant" means the ability to process (including calculate, compare, sequence, display or store), transmit or receive data or data/time data from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, and leap year calculations without error or malfunction.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

          Parent and Purchaser represent and warrant to the Company as follows:

     Section 4.1 Organization and Qualification. Each of Parent and Purchaser
                 ------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of Parent and Purchaser is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing could not reasonably be expected to preclude the consummation of the Offer or the Merger.

     Section 4.2 Authority Relative to this Agreement. Each of Parent and
                 ------------------------------------
Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by Parent or Purchaser prior to or at the Effective Time, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery by Parent and Purchaser of this Agreement and each instrument required hereby to be exercised and delivered by Parent or Purchaser prior to or at the Effective Time and the performance of their respective obligations hereunder and thereunder, and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by the respective Boards of Directors (or similar organizational bodies) of Parent and Purchaser, the Supervisory Board of Parent and the shareholder of Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement, or commence the Offer or to consummate the Transactions (including the Offer) other than filing and recordation of appropriate merger documents as required by the DGCL or by the German Federal Cartel Authority and publication after consummation of the Offer of an ad-hoc disclosure pursuant to Section 15 of the German Securities Trading Act. This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms.

     Section 4.3 Proxy Statement. None of the information supplied in writing
                 ---------------
by Parent, Purchaser and their respective affiliates specifically for inclusion in the Proxy Statement, if required, shall, at the time the Proxy Statement is mailed, at the time of the Shareholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,
                                                          --------  -------
that Parent and Purchaser make no representation or warranty as to any of the information relating to and supplied by or on behalf of the Company specifically for inclusion in the Proxy Statement. If, at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors is discovered by Parent that should be set forth in a supplement to the Proxy Statement, Parent will promptly inform the Company.

     Section 4.4 Consents and Approvals; No Violation. Subject to the taking
                 ------------------------------------
of the actions described in the immediately succeeding sentence, the execution and delivery of this Agreement do not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of Parent under (i) the certificate of incorporation or bylaws (or similar organizational documents) of Parent or Purchaser, (ii) any loan or credit agreement, note, bond, indenture, lease or other agreement, instrument or Permit applicable to Parent or Purchaser or their respective properties or assets, (iii) any judgment, order, writ, injunction, decree, law, statute, ordinance, rule or regulation applicable to Parent or Purchaser or their respective properties or assets, other than, in the case of clause (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) impair in any material respect the ability of Parent and Purchaser to perform their respective obligation under this Agreement or (y) prevent or impede the consummation of any of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person is required by Parent or Purchaser in connection with the execution and delivery of this Agreement or the consummation by Parent or Purchaser, as the case may be, of any of the Transactions, except (A) in connection with the HSR Act, (B) pursuant to the Securities Act, and the Exchange Act, (C) the filing of the Certificate of Merger pursuant to the DGCL, (D) such filings and approvals as may be required under the takeover or securities laws of various states, (E) the filing of reports with the U.S. Department of Commerce regarding foreign direct investment in the United States, (F) the filing of documentation with the United States Coast Guard in connection with the eligibility of vessels owned by the Company to operate in the coastwise trade of the United States, (G) publication after consummation of the Offer of an ad-hoc disclosure pursuant to
Section 15 of the German Securities Trading Act, or (H) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not preclude consummation of the Offer or the Merger or would not otherwise prevent Parent from performing its obligations under this Agreement or where the requirement to obtain such consent, approval, authorization or permit, or to make such filing or notification arises from the regulatory status of the Company or its subsidiaries.

     Section 4.5 Financing. Parent will have at each of (i) the time of
                 ---------
acceptance for purchase by Purchaser of Shares pursuant to the Offer and (ii) the Effective Time, and will make available to Purchaser, the funds necessary to consummate the Offer and the Merger on the terms contemplated by this Agreement. Purchaser has provided to the Company true and correct copies of commitments entered into by Parent as of the date hereof in connection with all required financing for purposes of the Offer and the Merger.

     Section 4.6 Brokerage Fees and Commissions. Except for those fees and
                 ------------------------------
expenses payable to Morgan Stanley & Co. Incorporated, and excluding financing fees, no person is entitled to receive any investment banking brokerage or finder's fee or commission in connection with this Agreement or the Transactions based upon arrangements may by or on behalf of Parent or Purchaser.

     Section 4.7 Schedule 14D-1; Offer Documents. Neither the Schedule 14D-1,
                 -------------------------------
the Offer Documents nor any information supplied by Parent or Purchaser in writing for inclusion in the Schedule 14D-9 shall, at the respective times the
Schedule 14D-9, the Schedule 14D-1, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders and warrantholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-1 and the Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent or Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER

     Section 5.1 Conduct of Business of the Company Pending the Merger. The
                 -----------------------------------------------------
Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, it will and will cause each of its subsidiaries to:

          (a) operate its business in the usual and ordinary course consistent with past practices;

          (b) use its reasonable efforts to preserve intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and maintain its relationships with its respective customers and suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time;

          (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

          (d) use its reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     Section 5.2 Prohibited Actions by the Company. Without limiting the
                 ---------------------------------
generality of Section 5.1, except as set forth in Section 5.2 of the Company
                                                  --------------------------
Disclosure Schedule, the Company covenants and agrees that, except as expressly
-------------------
contemplated by this Agreement or otherwise consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its subsidiaries to do, any of the following:

          (a) (i) increase the compensation (or benefits) payable to or to become payable to any director or employee, except for increases in salary or wages of employees in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to the severance policy or practice of the Company or its subsidiaries as disclosed in Section 3.12 of the Company Disclosure Schedule and in effect on the date of
   -----------------------------------------------
this Agreement) to, or enter into or amend in any material respect any employment or severance agreement with, any employee; (iii) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or any Benefit Plan of the Company or any Commonly Controlled Entity; or (iv) take any action to accelerate any rights or benefits, or make any determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Benefit Plan of the Company or any Commonly Controlled Entity; provided that the Company may amend the Company Stock Option
                   -------- ----
Plans to accelerate the vesting of any unvested Options and to permit employees and directors to tender any shares acquired upon exercise of any Option into the Offer in accordance with the terms of this Agreement;

          (b) declare, set aside or pay any dividend on, or make any other distribution in respect of (whether in cash, stock or property), outstanding shares of capital stock, except for (i) dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company and (ii) regular quarterly cash dividends by the Company consistent with past practices (including as to declaration, record and payment dates) in no event to exceed $0.05 per Share per fiscal quarter;

          (c) redeem, purchase or otherwise acquire, or offer or propose to redeem, purchase or otherwise acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries (other than (i) any such acquisition by the Company or any of its wholly owned subsidiaries directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary, or (ii) any purchase, forfeiture or retirement of shares of Company Common Stock or the Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Company or any of its subsidiaries, in a manner otherwise consistent with the terms of this Agreement);

          (d) effect any reorganization or recapitalization; or split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or any of its subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests;

          (e) offer, sell, issue or grant, or authorize or propose the offering, sale, issuance or grant of, any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for (or accelerate any right to convert or exchange securities for) any shares of capital stock of, or other equity interest in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any Voting Company Debt or other voting securities of, the Company or any of its subsidiaries, or any "phantom" stock, "phantom" stock rights, SARs or stock-based performance units, other than issuances of shares of Company Common Stock upon the exercise of the Options and Warrants outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement);

          (f) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

          (g) sell, lease, exchange or otherwise dispose of, or grant any Lien with respect to, any of the properties or assets of the Company or any of its subsidiaries that are, individually or in the aggregate, material to the business of the Company and its subsidiaries, except for dispositions of excess or obsolete assets and sales of inventories in the ordinary course of business and consistent with past practice;

          (h) propose or adopt any amendments to its certificate of incorporation or bylaws or other organizational documents;

          (i) effect any change in any accounting methods, principles or practices in effect as of December 31, 1998 affecting the reported consolidated assets, liabilities or results of operations of the Company, except as may be required by a change in generally accepted accounting principles;

          (j) (i) incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any such indebtedness or debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

          (k) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

          (l) settle the terms of any material litigation affecting the Company or any of its subsidiaries;

          (m) make any Tax election except in a manner consistent with past practice, change any method of accounting for Tax purposes, or settle or compromise any material Tax liability;

          (n) make or agree to make any new capital expenditures which individually are in excess of $1,000,000 or which in the aggregate are in excess of $3,000,000 except in accordance with the Company's budget, dated August 31, 1999, previously furnished to Parent; or

          (o) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect or cause any condition set forth in Annex A to occur or any condition in Article VII to be unsatisfied.

                                  ARTICLE VI

                                   COVENANTS

     Section 6.1   No Solicitation.
                   ---------------

          (a) From and after the date hereof until the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company and its subsidiaries shall not, and the Company shall use its reasonable best efforts to cause their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) not to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making or submission of any Acquisition Proposal (as defined herein) or enter into or maintain or continue discussions or negotiate with any person or group in furtherance of such inquiries or to obtain or induce any person or group to make or submit an Acquisition Proposal or agree to or endorse any

Acquisition Proposal or assist or participate in, facilitate or knowingly encourage, any effort or attempt by any other person or group to do or seek any of the foregoing or authorize any of its officers, directors or employees or any of its subsidiaries or affiliates or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or any of its subsidiaries to take any such action; provided, however, that nothing
                                          --------  -------
contained in this Agreement shall prohibit the Company or the Board of Directors of the Company from, prior to the earlier to occur of payment for the Securities pursuant to the Offer or adoption of this Agreement by the requisite vote of the stockholders of the Company, (i) furnishing information to or (ii) entering into discussions or negotiations with any person or entity that makes an unsolicited written Acquisition Proposal, if, and only to the extent that (x) in each case referred to in (i) and (ii) above, the Board of Directors of the Company, with the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that the failure to do so would result in a breach of the fiduciary duty of the Board of Directors of the Company to stockholders of the Company under applicable law and (y) in the case referred to in (ii), the Board of Directors of the Company determines in good faith that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal and (z) prior to taking such action the Company (A) delivers to Parent and Purchaser the notice required pursuant to Section 6.1(c) stating that it is taking such action and (B) receives from such person or group an executed confidentiality agreement that is not, in any material respect, less restrictive (including in respect of confidentiality and standstill restrictions) as to such person or entity than the Confidentiality Agreement.

          (b) Except as expressly permitted by this Section 6.1, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or fail to make, or propose to withdraw, modify or fail to make its approval or recommendation of the Offer or the Merger or of this Agreement, the Tender Agreement, and the other Transactions, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, (iii) take any action to render the provisions of any anti-takeover statute, rule or regulation (including Section 203 of the DGCL) inapplicable to any person (other than Parent, Purchaser or their affiliates) or group or to any Acquisition Proposal or redeem the Rights or otherwise modify the Rights Agreement to facilitate any Acquisition Proposal or purchase of Shares by any Person other than Parent and Purchaser, or (iv) cause the Company to accept such Acquisition Proposal and/or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal; provided, however, that prior to the earlier to occur of
                      --------  -------
acceptance for payment of Shares pursuant to the Offer or adoption of this Agreement by the requisite vote of the stockholders of the Company, the Board of Directors of the Company may terminate this Agreement if, and only to the extent that (A) such Acquisition Proposal is a Superior Proposal, (B) the Board of Directors of the Company, with the advice of independent legal counsel (who may be the Company's regularly engaged independent counsel), determines in good faith that the failure to do so would result in a breach of the fiduciary duty of the Board of Directors of the Company to the stockholders of the Company under applicable law, (C) the Company shall, prior to or simultaneously with the taking of such action, have paid or pay to Parent or Purchaser or their designee the Termination Fee referred to in Section 8.3, (D) the Company is not in material breach of this Section 6.1 which material breach has resulted in a Superior Proposal, and (E) the Company shall have complied with its obligations under Section 8.1(d)(ii).

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) above, the Company shall promptly advise Parent of any request for information or the submission or receipt of any Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making any such request, Acquisition Proposal or inquiry and its response or responses thereto. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (d) "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the Transactions contemplated by this Agreement) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of the Company and its subsidiaries, taken as a whole, or of any Material Business (as defined herein) or of any subsidiary or subsidiaries responsible for a Material Business in a single transaction or series of related transactions; (iii) any tender offer (including a self tender offer) or exchange offer that, if consummated, would result in any person or group beneficially owning more than 15% of the outstanding shares of any class of equity securities of the Company or its subsidiaries or the filing of a registration statement under the Securities Act in connection therewith; (iv) any acquisition of 15% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith or any other acquisition or disposition the consummation of which would prevent or materially diminish the benefits to Parent of the Merger; or (v) any public announcement by the Company or any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction, for at least a majority of the Fully Diluted Shares, or at least 51% of the consolidated assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be superior to the Company's stockholders (taking into account any changes to the terms of this Agreement and the Offer that have been proposed by Parent in response to such proposal) and to be more favorable to the Company and the Company's stockholders (taking into account relevant considerations, including relevant legal, financial, regulatory and other aspects of such proposal and the third party making such proposal and the conditions and prospects for completion of such proposal) than the Offer, the Merger and the other Transactions taken as a whole. "Material Business" means any business (or the assets needed to carry out such business) that contributed or represented 15% or more of the net sales, the net income or the assets (including equity securities) of the Company and its subsidiaries taken as a whole, or the Company's interest in the KC Joint Venture .

          (e) Nothing contained in this Section 6.1 shall prohibit the Company or the Board of Directors of the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if the Board of Directors of the Company, with the advice of independent legal counsel (who may be the Company's regularly engaged independent counsel), determines in good faith that the failure to take such action would result in a breach of the fiduciary duty of the Board of Directors to the stockholders of the Company under applicable law; provided that neither the Board of Directors of the
                      -------- ----
Company nor any committee thereof withdraws or modifies, or proposes to withdraw or modify, the approval or recommendation of the Board of Directors of the Company of the Offer or the Merger or approves or recommends, or publicly proposes to approve or recommend, an Acquisition Proposal unless the Company and the Board of Directors of the Company have complied in all material respects with all the provisions of this Section 6.1.

     Section 6.2   Access to Information.  Between the date of this Agreement
                   ---------------------
and the Effective Time, the Company shall, and shall cause its subsidiaries to
(a) afford to Parent and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives full access during normal business hours and at all other reasonable times to the officers, employees, agents, properties, (provided that any access for environmental due diligence shall be limited to conducting an environmental assessment consistent with ASTM standards and a compliance audit ("Phase I"); and provided further, that if the results of the Phase I or Purchaser's other due diligence recommends Phase II investigations including testing and/or sampling of soil, water, air, building materials or other environmental media, Purchaser may conduct such reasonable investigations) offices and other facilities of the Company and its subsidiaries and to their books and records (including all Tax Returns and all books and records related to Taxes and such returns and including any information related to any vessels owned or chartered by the Company or reasonably related to any filings with the United States Coast Guard prepared by Parent or Purchaser relating to the continued operation of vessels in the coastwise trade of the United States), (b) permit Parent to make such inspections as it may require (and the Company shall cooperate with Parent in any inspections, including, without limitation, environmental due diligence), and (c) furnish promptly to Parent and its representatives a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and such other information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including financial, operating and other data and information) in the possession of the Company or the Company's counsel, accountants or other consultants or agents as may be reasonably requested, from time to time, by or on behalf of Parent.

     Section 6.3   Confidentiality Agreement. The parties agree that the
                   -------------------------
provisions of the Confidentiality Agreement dated July 8, 1999 between Parent, Dyckerhoff, Inc., a Delaware corporation, and the Company (the "Confidentiality Agreement") shall remain binding and in full force and effect; provided, however, that any consents from the Company
                  --------  -------
necessary under the Confidentiality Agreement for Parent and Purchaser to consummate the Transactions and the Tender Agreement shall be deemed to have been made and provided that the provisions of the sixth paragraph of the
              -------- ----
Confidentiality Agreement shall terminate and be of no further force and effect after the date of the consummation of the Offer. The parties shall comply with, and shall cause their respective Representatives (as defined in the Confidentiality Agreement) to comply with, all of their respective obligations under the Confidentiality Agreement until Parent or Purchaser purchases at least a majority of the outstanding Shares pursuant to the Offer, at which time the Confidentiality Agreement shall terminate and be of no further force and effect.

     Section 6.4   Reasonable Best Efforts. (a) Subject to the terms and
                   -----------------------
conditions herein (including Section 6.1), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as soon as reasonably practicable the Transactions contemplated by this Agreement and the Tender Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and the Tender Agreement, the proper officers and directors of each party to this Agreement and the Tender Agreement shall take all such necessary action. Such reasonable best efforts shall include, without limitation, (i) using such efforts to obtain all necessary consents, approvals or waivers from third parties and Governmental Entities necessary to the consummation of the Transactions contemplated by this Agreement and the Tender Agreement and (ii) opposing vigorously any litigation or administrative proceeding relating to this Agreement or the Tender Agreement, including, without limitation, promptly appealing any adverse court or agency order. Notwithstanding the foregoing or any other provisions contained in this Agreement and the Tender Agreement to the contrary, (i) neither Parent nor the Company nor any of their respective affiliates shall be under any obligation of any kind to enter into any negotiations or to otherwise agree with or litigate against any Governmental Entity, including but not limited to any governmental or regulatory authority with jurisdiction over the enforcement of any applicable federal, state, local and foreign antitrust, competition or other similar laws and (ii) neither Parent or any of its affiliates shall be under any obligation to otherwise agree with any Governmental Entity or any other party to sell or otherwise dispose of, agree to any limitations on the ownership or control of, or hold separate (through the establishment of a trust or otherwise) particular assets or categories of assets or businesses of any of the Company, its subsidiaries, Parent or any of Parent's affiliates. The Company shall give and make all required notices and reports to the appropriate persons with respect to the Permits and Environmental Permits that may be necessary for the sale and purchase of the business and the ownership, operation and use of the assets of Surviving Corporation by Parent and Purchaser after the Effective Time. Subject to the other terms of this Agreement, each of the Company, Parent and Purchaser shall cooperate and use their respective reasonable best efforts to make all filings, to obtain all actions or nonactions, waivers, Permits and orders of Governmental Entities necessary to consummate the Transactions contemplated by this Agreement and the Tender Agreement and to take all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing. Parent has advised the Company that if the Company is the Surviving Corporation in the Merger, Parent may (in its discretion) elect to merge the Surviving Corporation into another direct or indirect subsidiary of Parent after the Effective Time, and cause the Company to adopt a Plan of Liquidation in connection therewith. The Company agrees to use its reasonable best efforts to accommodate such merger and Plan of Liquidation and not to take any action prior to the Effective Time which could impair or delay such transactions. Parent and the Company agree that such merger and Plan of Liquidation shall not affect the terms of this Agreement, including with respect to the Offer and the Merger.

          (b) The Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, this Agreement, the Tender Agreement or any of the other Transactions contemplated by the foregoing and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger, this Agreement, the Tender Agreement or any other Transactions, take all action necessary to ensure that the Offer, the Merger and the other Transactions, including the Transactions contemplated by this Agreement and the Tender Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Tender Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Transactions.

     Section 6.5   Indemnification of Directors and Officers.
                   -----------------------------------------

          (a) Purchaser agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date hereof in favor of the current or former directors or officers, employees and agents of the Company and its subsidiaries as provided in their respective certificates of incorporation, bylaws or agreements listed on Section 3.17 of the Company's
                                              -----------------------------
Disclosure Schedule as in effect on the date hereof shall survive the Merger and
-------------------
shall continue in full force and effect in accordance with their terms for a period of six years from the Effective Time. Parent shall cause to be maintained, if available, for a period of six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy and fiduciary liability policy (the "D&O Insurance") (provided that Parent may
                                                      -------- ----
substitute therefor, at its election, policies or financial guarantees with the same carriers or other reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous than the existing D&O Insurance) to the extent that such insurance policies provide coverage for events occurring prior to the Effective Time for all persons who are directors and officers of the Company on the date of this Agreement (or were prior to the date of this Agreement), so long as the annual premium to be paid by the Company after the date of this Agreement for such D&O Insurance during such six-year period would not exceed 200% of the annual premium as of the date of this Agreement. If, during such six-year period, such insurance coverage cannot be obtained at all or can only be obtained for an amount in excess of 200% of the annual premium therefor as of the date of this Agreement, Parent shall use reasonable best efforts to cause insurance coverage to be obtained for an amount equal to 200% of the current annual premium therefor, on terms and conditions substantially similar to the existing D&O Insurance. Set forth in
Section 6.5(a) to the Company Disclosure Schedule is the amount of the annual
-------------------------------------------------
premium currently paid by the Company for its directors' and officers' liability insurance.

          (b) If any claim or claims shall, subsequent to the Effective Time and within six years thereafter, be made in writing against any present or former director or officer of the Company based on or arising out of the services of such person prior to the Effective Time in the capacity of such person as a director or officer of the Company (and such director or officer shall have given Parent written notice of such claim or claims within such six year period), the provisions of subsection (a) of this Section respecting the rights to indemnify the current or former directors or officers under the certificate of incorporation and bylaws of the Company and its subsidiaries shall continue in effect until the final disposition of all such claims.

          (c) Notwithstanding anything to the contrary in this Section 6.5, neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

          (d) The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person.

     Section  6.6  Event Notices and Other Actions. (a) From and after the date
                   -------------------------------
of this Agreement until the Effective Time, the Company shall promptly notify Parent and Purchaser of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or could reasonably be expected to result in, any condition to the Offer set forth in Annex A, or any condition to the Merger set forth in Article VII, not being satisfied, (ii) the Company's failure to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or could reasonably be expected to result in, any condition to the Offer set forth in Annex A, or any condition to the Merger set forth in Article VII, not being satisfied and (iii) any representation or warranty made by the Company contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified as to materiality becoming untrue or inaccurate in any material respect. The Company's delivery of any notice pursuant to this Section 6.6(a) shall not cure any breach of any representation or warranty of the Company contained in this Agreement or otherwise limit or affect the remedies available hereunder to Parent or Purchaser.

          (b) The Company shall not, and shall not permit any of its subsidiaries to, knowingly take any action or nonaction within its reasonable control that will, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 6.1 and subject to Section 6.4(a), any condition to the Offer set forth in Annex A, or any condition to the Merger set forth in
Article VII, not being satisfied.

     Section  6.7  Third Party Standstill Agreements. During the period from the
                   ---------------------------------
date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which the Company or any of its subsidiaries is a party (other than any involving Parent). Subject to the foregoing, during such period, the Company agrees to enforce and agrees to permit Parent and Purchaser to enforce on its behalf and as third party beneficiaries thereof, to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court or other tribunal having jurisdiction. Notwithstanding the foregoing, nothing in this Section 6.7 is intended to prevent the Company from exercising its rights under Section 6.1 in accordance with the provisions of such Section. In addition, the Company hereby waives any rights the Company may have under any standstill or similar agreements to object to the transfer to Purchaser of all Securities held by securityholders covered by such standstill or similar agreements and hereby covenants not to consent to the transfer of any Securities held by such securityholders to any other person unless (i) the Company has obtained the specific, prior written consent of Parent with respect to any such transfer or (ii) this Agreement has been terminated pursuant to Article VIII.

     Section  6.8  Employee Stock Options; Employee Plans and Benefits and
                   -------------------------------------------------------
Employment Contracts.
--------------------

          (a) Executive Agreements and Accrued Benefits. From and after the
              -----------------------------------------
Effective Time, the Surviving Corporation agrees to honor in accordance with their terms (i) all existing employment, change of control agreements and other arrangements between the Company or any of its subsidiaries and any current or former officer of the Company or any of its subsidiaries which are specifically disclosed on Section 6.8(a) of the Company Disclosure Schedule, (ii) with
             --------------------------------------------------
respect to all employees, officers and directors of the Company, all benefits or other amounts earned or accrued through the Effective Time under the Benefit Plans disclosed in Schedule 3.12(a) of the Company Disclosure Schedule (or not
                   ---------------------------------------------------
required to be disclosed in such schedule) and (iii) the obligations relating to retiree medical benefits under the agreements identified in Section 6.8(a)(iii)
                                                            -------------------
of the Company Disclosure Schedule.
----------------------------------

          (b) Post-Closing Benefits. For a period of not less than one year
              ---------------------
following the Effective Time, the Company and the Surviving Corporation, as the case may be, shall establish or maintain a compensation structure and benefit plans for employees of the Company (other than its officers and/or directors) who remain employees of the Surviving Corporation ("Transferred Employees") with terms that, in the aggregate, are substantially comparable to the compensation structure and Benefit Plans currently in place for such employees; provided, that nothing herein shall require Parent, Purchaser, the Company and/or the Surviving Corporation to have any obligation to (i) include any individual in any stock option or other equity-based compensation or benefit plan or arrangement, (ii) include any such Transferred Employee in any benefit plan of Parent or any related entity (other than the Surviving Corporation) or (iii) provide any individual with benefits resulting from any change of control of Parent, the Company or the Surviving Corporation that occurs after the Effective Time but the Company or the Surviving Corporation, as the case may be, shall honor the Special Severance Plan identified on Section 3.12(a) of the Company Disclosure Schedule. From and after the Effective Time, for eligibility and vesting purposes (but not for benefit accrual purposes) under any severance, welfare, pension or other benefit plan or arrangement sponsored by the Company and/or the Surviving Corporation, as the case may be, that are made available to Transferred Employees, service with the Company and/or the Surviving Corporation, as the case may be (whether before or after the Effective Time) shall be credited as if such services had been rendered to Parent or any related entity.

          (c) Executive Incentive Plan. As soon as administratively feasible
              ------------------------
following the consummation of the Offer, any bonuses or other incentive compensation due under the Company's Executive Incentive Plan shall be paid by the Company to any officer, director or employee of the Company entitled thereto in accordance with the terms of such Plan. In addition, the Company or Surviving Corporation, as the case may be, shall make certain bonus payments to salaried employees to the extent disclosed on Schedule 6.8(c) in respect of the fiscal year 1999.

          (d) Supplemental Executive Retirement Plan.  Unless otherwise agreed
              --------------------------------------
in writing between the Company and any affected participant prior to the date on which Securities are first purchased pursuant to the Offer, the Company will distribute to each such participant the benefit to which he is entitled under the Supplemental Executive Retirement Plan pursuant to the terms of that Plan.

          (e) Directors' Compensation Plans.  On the Effective Time, the Company
              -----------------------------
shall terminate all plans, programs and/or arrangements providing compensation and/or benefits to the directors of the Company (the "Directors' Compensation Plans'"). All benefits accrued under the Directors' Compensation Plans on or prior to the Effective Time shall be paid to current or former directors in accordance with the terms of such Plans.

          (f) Stock Purchase Plan.  Effective on the date of this Agreement, the
              -------------------
Company shall amend the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") to provide (A) that no individual eligible to participate in the Stock Purchase Plan will be permitted to increase the rate or level of his or her participation in the Stock Purchase Plan (including without limitation changing the amount of his or her contributions to the Stock Purchase Plan or enrolling to participate in the Stock Purchase Plan following the date of this Agreement), (B) no further purchases of Securities shall occur pursuant to the Stock Purchase Plan after the date immediately preceding the date that Securities are first purchased pursuant to the Offer and (C) effective on the date that Securities are first purchased pursuant to the Offer, the Stock Purchase Plan shall terminate.

          (g) No Right to Employment.  Nothing contained in this agreement shall
              ----------------------
confer upon any employee of the Company, any Commonly Controlled Entity or any of the Company's subsidiaries any right with respect to employment by the Parent, the Purchaser or any of the Parent's subsidiaries or affiliates, nor shall anything herein interfere with the right of Parent, the Purchaser or any of the Parent's subsidiaries or affiliates to terminate the employment of any such employee at anytime, with or without cause, or, except as provided in Sections 6.8(a), (b) and (c), restrict Parent, the Purchaser or any of the Parent's subsidiaries or affiliates in the exercise of their independent business judgment in modifying any other terms and conditions of the employment of any such employee.

     Section  6.9  Meeting of the Company's Shareholders.
                   -------------------------------------

          (a) To the extent required by applicable law, the Company shall promptly after consummation of the Offer take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene a Shareholder Meeting to consider and vote on the Merger and this Agreement. At the Shareholder Meeting, all of the Shares then owned by Parent, Purchaser or any other subsidiary of Parent shall be voted to approve the Merger and this Agreement. The Board of Directors of the Company shall recommend that the Company's shareholders vote to approve the Merger and this Agreement if such vote is sought, shall use its best efforts to solicit from shareholders of the Company proxies in favor of the Merger and shall take all other action in its judgment necessary and appropriate to secure the vote of shareholders required by the DGCL to effect the Merger.

          (b) Parent and Purchaser shall not, and they shall cause their subsidiaries not to, sell, transfer, assign, encumber or otherwise dispose of the Shares acquired pursuant to the Offer or otherwise prior to the Shareholder Meeting; provided, however, that this Section 6.9(b) shall not apply to the
         --------  -------
sale, transfer, assignment, encumbrance or other disposition of any or all such Shares in transactions involving solely Parent, Purchaser and/or one or more of their subsidiaries.

          (c) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the then outstanding Shares, the parties hereto agree, at the request of Purchaser, to take all necessary and appropriate action to cause the Merger to become effective, in accordance with Section 253 (in lieu of Section 251) of the DGCL, as soon as reasonably practicable after such acquisition, without a meeting of the shareholders of the Company.

     Section  6.10  Proxy Statement.  If required under applicable law, the
                    ---------------
Company and Parent shall prepare the Proxy Statement, file it with the SEC under the Exchange Act as promptly as practicable after Purchaser purchases Shares pursuant to the Offer, and use all reasonable efforts to have it cleared by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the shareholders of the Company as of the record date for the Shareholder Meeting.

     Section  6.11  Public Announcements.  Parent and the Company shall to the
                    --------------------
fullest extent practicable consult with each other before issuing any press release or otherwise making any public statement with respect to the Offer, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     Section  6.12  Shareholder Litigation.  The Company shall give Parent the
                    ----------------------
opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to any of the Transactions; provided, however, that no such settlement shall be agreed to
              --------  -------
without Parent's consent, which consent shall not be unreasonably withheld.

     Section  6.13  Post Merger Treatment of Warrants.  Following the Effective
                    ---------------------------------
Time and subject to the terms and conditions of the Warrant Agreement, the Parent will cause the Surviving Corporation to make available, as necessary, sufficient funds to pay, and will pay, to holders of Warrants, upon the exercise thereof, the amount of cash, without interest, to which such holders would have been entitled pursuant to the Merger if such holders had exercised their Warrants and acquired shares of Common Stock immediately prior to the Effective Time.

     Section  6.14  Rights Agreement.  At the election of the Parent or
                    ----------------
Purchaser, the Company will redeem the Rights immediately prior to the Purchaser's acceptance for payment of Securities pursuant to the Offer and will not otherwise redeem the Rights, or amend or terminate the Rights Agreement unless required to do so by a court of competent jurisdiction or in connection with the termination of this Agreement pursuant to Section 8.1(d)(ii) hereof.

     Section  6.15  FIRPTA.  The Company shall deliver to Purchaser prior to the
                    ------
expiration of the Offer a certified statement, prepared in accordance with Sections 897 and 1445 of the Code, that the Securities are not "United States real property interests" within the meaning of Section 897 of the Code.

                                  ARTICLE VII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

     Section  7.1  Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------
The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

          (a) if required by the DGCL, this Agreement shall have been approved by the affirmative vote of the shareholders of the Company by the requisite vote in accordance with applicable law; provided, that this Section 7.1(a) shall not
                                   --------  ----
affect the obligations contained in Section 6.9(a); and

          (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used its
              --------  -------
reasonable best efforts to prevent the entry of any such injunction or other order and to appeal, subject to the other terms of this Agreement (including Section 6.4), as promptly as possible any injunction or other order that may be entered.

                                 ARTICLE VIII

                        TERMINATION; AMENDMENT; WAIVER

     Section  8.1  Termination.  This Agreement may be terminated and the Merger
                   -----------
contemplated hereby may be abandoned at any time (notwithstanding approval thereof by the shareholders of the Company) prior to the Effective Time:

          (a) by mutual written consent duly authorized by the Boards of Directors of the Company, Parent and Purchaser;

          (b) by Parent, Purchaser or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Offer or the Merger and such order, decree or ruling or other action is or shall have become nonappealable;

          (c) by Parent or Purchaser if due to the occurrence and continued existence of any of the conditions set forth in Annex A hereto, Purchaser shall have (i) failed to commence the Offer within the time required by Regulation 14D under the Exchange Act, (ii) terminated the Offer without purchasing any Securities pursuant to the Offer or (iii) failed to accept for payment Securities pursuant to the Offer prior to November 30, 1999;

          (d) by the Company (i) if there shall not have been a material breach of any representation, warranty, covenant or agreement on the part of the Company, and Purchaser shall have (A) failed to commence the Offer within the time required by Regulation 14D under the Exchange Act, (B) terminated the Offer without purchasing any Securities pursuant to the Offer, or (C) failed to accept for payment Securities pursuant to the Offer prior to November 30, 1999; provided further that the applicable date pursuant to this clause (C) shall also
-------- -------
be extended to the extent that the four business day notice period in Section 8.1(d)(ii)(y) is applicable and has not yet expired and also to the extent the Expiration Date of the Offer is required to be extended by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to a modification to the Offer by Purchaser in response to the Superior Proposal which give rise to the notice period in Section 8.1(d)(ii)(y), or (ii) prior to the purchase of Securities pursuant to the Offer, concurrently with the execution of an Acquisition Agreement under the circumstances permitted by
Section 6.1 in connection with a Superior Proposal, provided that such
                                                    -------- ----
termination under this clause (ii) shall not be effective unless (x) the Company and its Board of Directors shall have complied in all material respects with their obligations under Section 6.1 in connection with such Superior Proposal and the Company shall have paid the Termination Fee pursuant to Section 8.3 and
(y) the Company provides Parent and Purchaser with at least four business days' written notice prior to terminating this Agreement, which notice shall be accompanied by (1) a copy of the proposed Acquisition Agreement with respect to the Superior Proposal that the

Company proposes to accept and (2) the Company's written certification that it has made the determinations with respect to such Superior Proposal set forth in clauses (A) and (B) of the proviso in Section 6.1(b) and the representation that the Company will, in the absence of any other superior Acquisition Proposal, execute such Acquisition Agreement unless Parent or Purchaser modifies the Offer or this Agreement such that the Company's Board of Directors reasonably believes in good faith after consultation with its independent legal counsel and financial advisors that the Offer and the Merger (as so modified) are at least as favorable as such Superior Proposal;

          (e) by Parent or Purchaser prior to the purchase of Securities pursuant to the Offer, if (i) any representations or warranties of the Company (without reference to any materiality qualifications therein) contained in this Agreement shall not be true and correct at any time prior to the acceptance for payment of Securities pursuant to the Offer, except where the failure to be true and correct would not have a Material Adverse Effect on the Company (other than to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall not be true and correct as of such date except where the failure to be true and correct would not have a Material Adverse Effect on the Company), or (ii) the Company shall not have performed and complied with, in all material respects (without reference to any materiality qualifications therein), each material covenant or agreement contained in the Agreement and required to be performed or complied with by it, and which breach, in the case of clause (i) and (ii) above, shall not have been cured prior to the earlier of (A) 15 days following notice of such breach and (B) two business days prior to the date on which the Offer expires, provided, however, (x) that in the event of a material breach of Section 6.1 the
--------  -------
Company shall have 3 days following notice of such breach in order to cure and
(y) in the event of a willful or intentional breach Parent and Purchaser may immediately terminate this Agreement, provided further there shall be no right
                                      -------- -------
to cure breaches which are non-curable, or (iii) the Board of Directors of the Company or any committee thereof shall have withdrawn, or modified, amended or changed (including by amendment of the Schedule 14D-9) in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, the Merger, any of the Transactions or this Agreement, or shall have approved or recommended to the Company's stockholders an Acquisition Proposal or any other acquisition of Securities other than the Offer and the Merger, or shall have adopted any resolutions to effect any of the foregoing or the Company shall have taken action to redeem the Rights or otherwise modify the Rights Agreement to facilitate an Acquisition Proposal or purchase of Securities by any person other than Parent or Purchaser, or (iv) the Company Financial Advisor shall have withdrawn, or modified or qualified in any manner adverse to Parent or Purchaser, its Fairness Opinion;

          (f) by the Company prior to the purchase of any Securities pursuant to the Offer if (i) there shall have been a material breach of any representation or warranty in this Agreement on the part of Parent or Purchaser which materially adversely affects (or materially delays) the consummation of the Offer or (ii) Parent or Purchaser shall not have performed or complied with, in all material respects (without reference to any materiality qualifications therein), each covenant or agreement contained in this Agreement and required to be performed or complied with by them, and such breach materially adversely affects (or materially delays) the consummation of the Offer, and which breach, in the case of clause (i) and clause (ii) above, shall not have been cured prior to the earlier of (A) 10 days following notice of such breach and (B) two business days prior to the date on which the Offer expires; provided, however, that Parent and Purchaser shall have
                         --------  -------
no right to cure such breach and the Company may immediately terminate this Agreement in the event that such breach by Parent or Purchaser was willful or intentional, provided further there shall be no right to cure breaches which are non-curable; or

          (g) by Parent or Purchaser prior to the purchase of Securities pursuant to the Offer if any person or group (which includes a "person" or "group" as such terms are defined in Section 13(d)(3) of the Exchange Act) other than Parent, Purchaser, or any of their affiliates, shall have acquired beneficial ownership of more than 51% of the Shares outstanding or shall have consummated or entered into a definitive agreement with the Company with respect to an Acquisition Proposal, or consummates an Acquisition Proposal pursuant to a definitive agreement with the Company.

     Section  8.2  Effect of Termination.  In the event of the termination and
                   ---------------------
abandonment of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of Sections 6.3, 8.2, 8.3, 9.3, 9.4 and 9.7, shall forthwith become void and have no effect, without any liability on the part of any party or its affiliates, directors, officers or shareholders. Subject to Section 8.3 below, no termination of this Agreement shall relieve any party to this Agreement of liability for breach of this Agreement. Notwithstanding anything herein to the contrary, to the extent the Company owes Parent a Termination Fee, termination by the Company pursuant to Section 8.1 shall not be effective unless prior to or simultaneously therewith such Termination Fee are paid to Parent.

     Section  8.3  Termination Fee.
                   ---------------

          (a) Except as provided in Section 8.3(b) and (c), all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such fees and expenses.

          (b)  If:

               (i)    Parent or Purchaser terminates this Agreement pursuant to
     Section 8.1(c) or the Company terminates pursuant to Section 8.1(d)(i), in either case due to a failure to achieve the Minimum Condition and Parent and Purchaser are not in material breach of this Agreement, Parent or Purchaser terminates pursuant to Section 8.1(c) because of the occurrence and continued existence of the conditions set forth in paragraph (a) or (b) of Annex A or Parent or Purchaser terminates pursuant to Sections 8.1(e)(i) or (ii), in each case set forth in this clause (i), in circumstances when, prior to such termination any third party shall have acquired beneficial ownership of 51% or more of the outstanding Shares or made or consummated or announced an intention to make or consummate an Acquisition Proposal for 51% or more of the consolidated assets of the Company or a majority of the outstanding Shares of the Company (or with respect to any such proposal that may be existing on the date hereof, not withdrawn such Acquisition

     Proposal), and, in the case of such an Acquisition Proposal which has not been consummated prior to such termination, within 12 months thereafter such Acquisition Proposal (or, in the case Parent or Purchaser terminates this Agreement pursuant to Section 8.1(c) due to a failure to achieve the Minimum Condition, any other Acquisition Proposal for 51% or more of the consolidated assets of the Company or a majority of the outstanding Shares of the Company) has been consummated for consideration per Share higher than the per Share consideration in the Offer or for an aggregate consideration, including the retention of any equity by shareholders, of more than the aggregate consideration of the Offer and the Merger;

               (ii) Parent or Purchaser terminates this Agreement pursuant to Sections 8.1(e)(iii) or (iv), pursuant to Section 8.1(c) because of the occurrence and continued existence of the conditions set forth in paragraph
     (g) or (i) of Annex A, pursuant to Section 8.1(g), because of a material breach of Section 6.1, or a willful or intentional breach of the Company's covenants and agreements which materially interferes with the consummation of the Transactions;

               (iii) the Company terminates this Agreement pursuant to Section 8.1(d)(ii); or

               (iv) the Company terminates this Agreement pursuant to Section 8.1(f) in circumstances when Parent or Purchaser shall also have the right to terminate this Agreement in the circumstances where Parent or Purchaser would have been entitled to a Termination Fee pursuant to Section 8.3(b)(i) or (ii) above;

          then, in any such case, the Company shall pay to Parent, within one business day following the date on which Parent becomes entitled to a Termination Fee (but subject to earlier payment pursuant to Section 8.2, if applicable), a fee (a "Termination Fee"), in cash, equal to $42,250,000; provided that the Company in no event shall be obligated to pay more than one
-------- ----
such Termination Fee with respect to all such agreements and occurrences and such termination. Any payment required to be made pursuant to this subsection
(b) shall be made to Parent by wire transfer of immediately available funds to an account designated by Parent. The provisions of this Section 8.3, subject to
Section 8.3(c), shall not derogate from any rights or remedies which Parent, Purchaser or the Company may possess under this Agreement (including as provided in Section 9.3) or the Tender Agreement or under applicable law, as the case may be, including with respect to any breach of the representations, warranties, agreements or covenants contained in this Agreement, provided that, notwithstanding the foregoing, the Termination Fee shall be the sole and exclusive remedy of Parent unless the Parent elects to forego the Termination Fee in such circumstances and pursue other rights and remedies in such circumstances.

          (c) If this Agreement is terminated by Parent or Purchaser pursuant to
Section 8.1(c) because of the occurrence and continued existence of the conditions set forth in paragraph (a) of Annex A or pursuant to Sections 8.1(e)(i) and the condition does not result from a willful breach, promptly upon demand the Company shall reimburse Parent and Purchaser for all their reasonable documented out-of-pocket fees and expenses incurred by Parent, Purchaser and their respective affiliates in connection with this Agreement, the Offer, the Merger, the Tender Agreement and the other Transactions, including all such fees and expenses of counsel, accountants, investment bankers, experts and consultants to each of Parent and Purchaser and their respective affiliates, commitment and other reasonable documented fees and expenses payable to financing sources and the expenses of the preparation, printing, filing and mailing of the Offer Documents and any other related costs and expenses (the "Expenses"). Other than as provided in Section 9.3, payment of Expenses shall be the sole and exclusive remedy of Parent and Purchaser for such a breach, provided that Purchaser shall also be entitled to a Termination Fee to the extent Section 8.3(b)(i) is applicable to the termination (in which event the payment of Expenses shall be returned).

          (d) For purposes of this Section 8.3, "willful" shall mean that the Agreement is terminated as a result of one or more representations and warranties not being true when made and one or more of the persons listed on
Schedule 8.3(d)(i) of the Company Disclosure Schedules had knowledge at that time of events, facts, circumstances or conditions not disclosed hereunder which caused such representations and warranties to be false or misleading.

     Section  8.4  Amendment.  To the extent permitted by applicable law and
                   ---------
subject to Section 1.4(c), this Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, Parent and Purchaser at any time before or after approval of this Agreement by the shareholders of the Company but, after any such shareholder approval, no amendment shall be made that by law requires the further approval of such shareholders without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     Section  8.5  Extension; Waiver.  At any time prior to the Effective Time,
                   -----------------
subject to Section 1.1(b), a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any documents, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein; provided that after the approval of the
                                       -------- ----
Merger by the shareholders of the Company, no extensions or waivers shall be made that by law require further approval by such shareholders without the approval of such shareholders. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                                 MISCELLANEOUS

     Section  9.1  Non-Survival of Representations and Warranties.  None of the
                   ----------------------------------------------
representations and warranties made in this Agreement shall survive after the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

     Section  9.2  Entire Agreement; Assignment.  This Agreement (including the
                   ----------------------------
Company Disclosure Schedule), the Tender Agreement and, to the extent contemplated in Section 6.3(b), the Confidentiality Agreement, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that
                                                                -------- ----
Parent or Purchaser may assign any of their rights and obligations to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser of its obligations hereunder. Any of Parent, Purchaser or any direct or indirect wholly owned subsidiary of Parent may purchase Securities under the Offer. Any attempted assignment in violation of this Section 9.2 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section  9.3  Enforcement of the Agreement.  The Company agrees that
                   ----------------------------
irreparable damage would occur to Parent and Purchaser in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Purchaser shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity including those set forth in Section 8.3 of this Agreement. The Company further agrees to waive any requirement for the securing or posting of any bond in connection with obtaining any such injunction or other equitable relief.

     Section  9.4  Severability.  If any term or other provision of this
                   ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     Section  9.5  Notices.  All notices, requests, claims, demands and other
                   -------
communications under this Agreement shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 9.5 (or at such other address for a party as shall be specified by like notice):

                    if to Parent or Purchaser:

                    Dyckerhoff Aktiengesellschaft
                    Biebriener Strasse 69
                    65203 Wiesbaden
                    Germany
                    Attn: Dr. Peter Rohde
                          Peter Steiner
                    Telecopy:  49-611-676-1413

                    with a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103
                    Attention:  Thomas A. Ralph
                                William G. Lawlor
                    Telecopy:   215-994-2222

                    if to the Company:

                    Lone Star Industries, Inc.
                    300 First Stamford Place
                    Stamford, CT  06912
                    Attn:  General Counsel
                    Telecopy:  203-969-8686

                    with a copy to:

                    Proskauer Rose LLP
                    1585 Broadway
                    New York, NY  10036
                    Attention:  Peter G. Samuels
                                Lawrence H. Budish
                    Telecopy:  212-969-2900

     Section  9.6  Failure or Indulgence Not Waiver; Remedies Cumulative.  No
                   -----------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     Section  9.7  Governing Law; Consent to Jurisdiction.  This Agreement shall
                   --------------------------------------
be governed by and construed in accordance with the substantive laws of the State of New York regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. In addition, the Company, Parent and Purchaser hereby (i) consent to submit to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the Transactions, (ii) agree not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agree not to bring any action relating to this Agreement or any of the Transactions in any court other than a Federal court located in the State of New York or a New York state court and (iv) waive any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the Transactions. The Company, Parent and Purchaser hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions in the courts of the State of New York or of the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section  9.8  Descriptive Headings.  The descriptive headings herein are
                   --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section  9.9  Parties in Interest.  This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Sections 6.5 and 6.8(a)(i), the first sentence of Section 6.8(c) and
Section 6.8(d) (which are intended to be for the benefit of the persons entitled to therein, and may be enforced by such persons).

     Section  9.10  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section  9.11  Certain Definitions.  For purposes of this Agreement
                    -------------------
(including Annex A hereto), the following terms shall have the meanings ascribed to them below:

          (a) "affiliate" of a person shall mean (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person and (ii) an "associate", as that term is defined in Rule 12b-2 promulgated under the Exchange Act.

          (b) "beneficial owner" (including the term "beneficially own" or correlative terms) shall have the meaning ascribed to such term under Rule 13d-3(a) under the Exchange Act.

          (c) "business day" shall have the meaning ascribed to such term under Rule 14d-1 of the Exchange Act.

          (d) "Company Disclosure Schedule" shall mean a letter dated the date of the Agreement delivered by the Company to Parent and Purchaser concurrently with the execution of the Agreement, which, among other things, shall identify exceptions to the Company's representations and warranties contained in Article III and covenants contained in Article V by specific section and subsection references.

          (e) "control" (including the terms "controlling," "controlled by" and "under common control with" or correlative terms) shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities or as trustee or executor, by contract or credit arrangement, or otherwise.

          (f) "Fully Diluted Shares" means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options excluding the Options which shall be cashed out pursuant to Section 2.10 hereof, warrants (including the Warrants) and securities exercisable or convertible into such voting securities, other than the Rights to the extent not then exercisable.

          (g) "group" shall have the meaning ascribed to such term under Rule 13d-3(a) under the Exchange Act.

          (h) "KC Joint Venture" shall mean the general partnership organized under Kentucky law known as the Kosmos Cement Company established pursuant to the KC Joint Venture Partnership Agreement.

          (i) "KC Joint Venture Partnership Agreement" shall mean the Kosmos Cement Company Partnership Agreement between Kosmos Cement Company, Inc. and the Company (as successor to Lone Star Cement, Inc.), dated March 7, 1998, as supplemented and amended.

          (j) "Material Adverse Effect" shall mean any change or effect that is (after giving effect to any appropriate reserves for such matter on the financial statements included in the Filed Company SEC Documents) materially adverse to the business, results of operations, assets, liabilities or financial condition of the Company and its subsidiaries, taken as a whole, or any event, matter, condition or effect which precludes the Company from performing its obligations under this Agreement or the consummation of the Transactions; provided, however, that in determining whether there has been a Material Adverse
--------  -------
Effect, any adverse effect directly attributable to the following shall be disregarded: (i) general economic or business conditions; (ii) general industry conditions; (iii) the taking of any action permitted or required by this Agreement or the Tender Agreement; (iv) the announcement or pendency of the Offer, the Merger or any of the other Transactions; (v) the breach by Parent or Purchaser of this Agreement; and (vi) a decline in the Company's stock price (provided, however, that any adverse
 --------  -------
effect attributable to the factors identified in clause (i) or (ii) of this
Section 9.11(j) shall not be disregarded to the extent that the impact on the Company is greater than that on similarly situated companies).

          (k) "person" shall mean a natural person, company, corporation, partnership, association, trust or any unincorporated organization.

          (l) "subsidiary" shall mean, when used with reference to a person means any corporation or other business entity of which such person directly or indirectly owns (i) the majority of the outstanding voting securities or (ii) voting securities or equity interests which give such person the power to elect a majority of the board of directors or similar governing body of such entity.

     Section  9.12  Interpretation.  (a) The words "hereof," "herein" and
                    --------------
"herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. References to the "Company" or any of its "subsidiaries" shall include, without limitation, the Company or any of its subsidiaries in its capacity, status or operation as a partner in the KC Joint Venture or any other joint venture or partnership.

          (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, on the day and year first above written.

                                            DYCKERHOFF AKTIENGESELLSCHAFT

                                                  /s/Peter Rohde
                                            By:_____________________________
                                               Name: Peter Rohde
                                               Title:Chief Executive Officer

                                                  /s/Peter Steiner
                                            By:_____________________________
                                               Name: Peter Steiner
                                               Title:Chief Financial Officer

                                            LEVEL ACQUISITION CORP.

                                                  /s/Felix Pardo
                                            By:_____________________________
                                               Name: Felix Pardo
                                               Title:President

                                            LONE STAR INDUSTRIES, INC.

                                                  /s/David W. Wallace
                                            By:_____________________________
                                               Name: David W. Wallace
                                               Title:Chairman of the Board

                                                                         ANNEX A
                                                                              to
                                                    Agreement and Plan of Merger
                                                    ----------------------------

          Conditions to the Offer. Notwithstanding any other provision of the Offer or this Agreement, in addition to (and not in limitation of) Purchaser's rights pursuant to the Agreement to extend and amend the Offer at any time, in its sole discretion, to the extent permitted by Section 1.1 of the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to Rule 14e-1(c) of the Exchange Act, pay for and may delay the acceptance for payment of or, subject to Rule 14e-1(c) of the Exchange Act, the payment for, any Securities not theretofore accepted for payment or paid for, and Purchaser may terminate or amend the Offer if (i) a number of Securities representing at least a majority of the Fully Diluted Shares shall not have been validly tendered and not withdrawn immediately prior to the expiration of the Offer ("Minimum Condition") or (ii) at any time on or after the date of the Merger Agreement and prior to the time of acceptance of such Securities for payment or the payment therefor, any of the following conditions has occurred and continues to occur:

          (a) any representation and warranty of the Company in the Agreement (without reference to any materiality qualifier therein other than the representations and warranties in Section 3.2, which must be true and correct in all material respects) shall not be true and correct as of such time, except where the failure to be so true and correct (other than the representations and warranties in Section 3.2) would not have a Material Adverse Effect on the Company, (other than to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall not be true and correct as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect on the Company) and which breach shall not have been cured prior to the earlier of (i) 15 days following notice of such breach and (ii) two business days prior to the date on which the Offer expires; provided, however, that the Company shall have
                                 --------  -------
no right to cure such breach in the event that such breach by the Company was willful or intentional, provided further, there shall be no right to cure
                        -------- -------
breaches which are non-curable);

          (b) the Company shall not have performed and complied with, in all material respects (without reference to any materiality qualifications therein), each covenant or agreement contained in the Agreement and required to be performed or complied with by it and which breach shall not have been cured prior to the earlier of (i) 15 days following notice of such breach and (ii) two business days prior to the date on which the Offer expires; provided, however,
                                                            --------  -------
(x) that in the event of a material breach of Section 6.1 the Company shall have 3 days following notice of such breach in order to cure and (y) in the event of a willful or intentional breach Parent and Purchaser may immediately terminate this Agreement, provided
                                                                      --------
further, there shall be no right to cure breaches which are non-curable;
-------

          (c) there shall have occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange (excluding any coordinated trading halt triggered as a result of a specified decrease in a market index) related to market conditions,
(ii) any extraordinary adverse change in the financial markets in the United States or the Federal Republic of Germany, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the Federal Republic of Germany by any Governmental Entity, (iv) any material mandatory limitation by any Governmental Entity on the extension of credit by banks or other lending institutions, or (v) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States or the Federal Republic of Germany;

          (d) any applicable waiting period under the HSR Act shall not have expired or been terminated or there shall be threatened or pending any suit, action, investigation or proceeding by any Governmental Entity, or pending any suit by any other person which has a reasonable possibility of success, (i) challenging the acquisition by Parent or Purchaser of any Securities, seeking to make illegal, materially delay, make materially more costly or otherwise directly or indirectly restrain or prohibit the making or consummation of the Offer and the Merger or the performance of any of the other Transactions or seeking to obtain from the Company, Parent or Purchaser any damages that are material in relation to the Company and its subsidiaries taken as whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries or affiliates of any of the businesses or assets of the Company, Parent or any of their respective subsidiaries or affiliates, or to compel the Company, Parent or any of their respective subsidiaries or affiliates to dispose of or hold separate any of the businesses or assets of the Company, Parent or any of their respective subsidiaries or affiliates, as a result of the Offer, the Merger or any of the other Transactions, (iii) seeking to impose limitations on the ability of Parent or Purchaser to acquire or hold, or exercise full rights of ownership of, any Securities accepted for payment pursuant to the Offer including, without limitation, the right to vote the Shares accepted for payment by it on all matters properly presented to the shareholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries or affiliates from effectively controlling in any material respect the business or operations of the Company or its subsidiaries, (v) requiring divestiture by Purchaser or any of its affiliates of any Securities or (vi) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or Parent;

          (e) there shall be any statute, rule, regulation, judgment, order or injunction (including with respect to competition or antitrust matters) threatened, proposed or sought (which in each case Parent believes in good faith is reasonably likely to become effective), enacted, entered, enforced, promulgated or issued with respect to or deemed applicable to, or any consent or approval withheld with respect to (i) Parent, the Company or any of their respective subsidiaries or affiliates or (ii) the Offer or the Merger or any of the other Transactions by any

Governmental Entity or court, that has resulted or is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) though (v) of paragraph (d) above;

          (f) since the date of the Agreement there shall have occurred any events, changes, effects or developments that, individually or in the aggregate, have had or are reasonably likely to have, a Material Adverse Effect on the Company;

          (g) (1) the Board of Directors of the Company or any other committee thereof shall have (i) withdrawn, or modified, amended or changed (including by amendment of the Schedule 14D-9) in a manner adverse to Parent or Purchaser, its approval or recommendation of the Offer, the Merger, any of the other Transactions or this Agreement, (ii) approved or recommended to the Company's stockholders an Acquisition Proposal or any other acquisition of Securities other than the Offer and the Merger or (iii) adopted any resolution to effect any of the foregoing, or the Company shall have taken action to redeem the Rights or otherwise modify the Rights Agreement to facilitate an Acquisition Proposal or purchase of Securities by any person other than Parent or Purchaser, or (2) the Company Financial Advisor shall have withdrawn, or modified or qualified in any manner adverse to Parent or Purchaser, its Fairness Opinion;

          (h) the Merger Agreement shall have been terminated in accordance with its terms; or

          (i) any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Purchaser, any of their affiliates, or any group of which any of them is a member, shall have acquired beneficial ownership of more than 51% of the Shares or shall have consummated or entered into a definitive agreement with the Company with respect to an Acquisition Proposal.

          The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition and, subject to Section 1.1, may be waived by Purchaser or Parent, in whole or in part, at any time and from time to time, in the sole discretion of Purchaser or Parent. The failure by Purchaser or Parent or any of their respective affiliates at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

                                      -3-